EXHIBIT 99.1

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO TAKEDA SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE TRANSACTION DOCUMENTS WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

MAY 8, 2018

RECOMMENDED OFFER

for

SHIRE PLC

by

TAKEDA PHARMACEUTICAL COMPANY LIMITED

Summary

•	The boards of Takeda Pharmaceutical Company Limited (“Takeda”) and Shire plc (“Shire”) are pleased to announce that they have reached agreement on the terms of a recommended offer pursuant to which Takeda will acquire the entire issued and to be issued ordinary share capital of Shire (the “Acquisition”).

•	Under the terms of the Acquisition, each Shire Shareholder will be entitled to receive:

for each Shire Share	$30.33 in cash
and either
0.839 New Takeda Shares
or
1.678 Takeda ADSs

•	The Acquisition terms imply an equivalent value of:

•	£48.17 per Shire Share based on the closing price of ¥4,535 per Takeda Share and the exchange rates of £:¥ of 1:147.61 and £:$ of 1:1.3546 as at the Latest Practicable Date; and

•	£49.01 per Shire Share based on the closing price of ¥4,923 per Takeda Share and the exchange rates of £:¥ of 1:151.51 and £:$ of 1:1.3945 on April 23, 2018 (being the day prior to the announcement that the Shire Board would, in principle, be willing to recommend the Consideration).

•	The equivalent value of £49.01 per Shire Share values the entire issued and to be issued ordinary share capital of Shire at approximately £46 billion and represents an illustrative premium of approximately:

•	64.4 per cent. to the closing price of £29.81 per Shire Share on March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire); and

•	56.2 per cent. to the 30 trading day volume weighted average price of £31.37 per Shire Share for the 30 Shire trading days ending March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire).

•	In addition, Shire Shareholders will be entitled to receive any dividends announced, declared or paid by Shire in the ordinary course prior to the Effective Date without any consequential reduction in the Consideration, subject to and on the terms set out in paragraph 18.1.

•	Immediately following completion of the Acquisition, Shire Shareholders will own approximately 50 per cent. of the Combined Group.

•	At completion of the Acquisition, the New Takeda Shares will be listed on the Tokyo Stock Exchange and the Local Japanese Stock Exchanges. In addition, Takeda will apply for its ADSs (each representing 0.5 Takeda Shares) to be listed on the NYSE effective upon or shortly after the Effective Date.

•	The Takeda Board believes the Acquisition will:

•	create a global, values-based, R&D driven biopharmaceutical leader incorporated and headquartered in Japan, with an attractive geographic footprint and the scale to drive future development;

•	strengthen Takeda’s core therapeutic areas, bringing together complementary positions in gastroenterology (GI) and neuroscience, and provide leading positions in rare diseases and plasma-derived therapies;

•	create a highly complementary, robust, modality-diverse pipeline and a strengthened R&D engine focused on breakthrough innovation; and

•	deliver compelling financial benefits for the shareholders of both Takeda and Shire, including significant accretion to underlying earnings per Takeda Share[1], return on invested capital above Takeda’s cost of capital, and expect it to generate substantial cost synergies of at least $1.4 billion.[2]

•	Takeda has remained disciplined with respect to the terms of the Acquisition and intends to maintain its well-established dividend policy.

•	The substantial cash flow generation expected to result from the Acquisition will enable the Combined Group to de-lever quickly following completion. Takeda intends to maintain its investment grade credit rating with a target net debt to EBITDA ratio of 2.0x or less in the medium term.

•	Takeda will announce its results for the financial year ended March 31, 2018 on May 14, 2018.

_____________________

[1]	The statement that the Acquisition is underlying earnings accretive is not intended as a profit forecast and should not be construed as such, and is not subject to the requirements of Rule 28 of the Takeover Code. The statement should not be interpreted to mean that the earnings per share in any future fiscal period will necessarily match or be greater than those for the relevant preceding financial period.

[2]	This statement includes a quantified financial benefits statement which has been reported on for the purposes of the Takeover Code (see Appendix IV).

•	Subject to customary governance and shareholder approval, Takeda has agreed that up to three Shire Directors will join the Takeda Board with effect from completion of the Acquisition.

•	The Shire Directors, who have been so advised by Citi, Goldman Sachs and Morgan Stanley as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Shire Directors, each of Citi, Goldman Sachs and Morgan Stanley has taken into account the commercial assessments of the Shire Directors.

•	Accordingly, the Shire Directors intend to recommend unanimously that Shire Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the Shire General Meeting, as the Shire Directors have irrevocably undertaken to do in respect of their own beneficial holdings of a total of 367,606 Shire Shares (including those represented by Shire ADSs), representing approximately 0.04 per cent. of the ordinary share capital of Shire in issue on the Latest Practicable Date. Further details of those irrevocable undertakings are set out in Appendix III to this Announcement.

•	The Acquisition is also subject to the approval by Takeda Shareholders of certain resolutions at the Takeda Extraordinary General Meeting to approve the issue of the New Takeda Shares as consideration under the Acquisition. The Takeda Board[3] has resolved unanimously to recommend that Takeda Shareholders vote in favour of the resolutions to be proposed at the Takeda Extraordinary General Meeting, as those Takeda Directors who hold Takeda Shares[4] have irrevocably undertaken to do in respect of their entire beneficial holdings of, in aggregate, 113,696 Takeda Shares, representing approximately 0.01 per cent. of Takeda’s issued share capital on the Latest Practicable Date. Further details of those irrevocable undertakings are set out in Appendix III to this Announcement.

•	It is proposed that the Acquisition will be effected by means of a scheme of arrangement of Shire under Article 125 of the Jersey Companies Law, further details of which are contained in the full text of this Announcement and which will be set out in the Scheme Document.

•	The Acquisition is expected to become effective in the first half of 2019, subject to the satisfaction or (where applicable) waiver of the Conditions and certain further terms set out in Appendix I to this Announcement. A break fee will be payable by Takeda in certain circumstances, as set out in paragraph 11.

•	The Scheme Document will include further details of the Scheme, together with notices of the Court Meeting and the Shire General Meeting and the expected timetable, and will specify the action to be taken by Shire Shareholders. It is expected that the Scheme Document will be despatched to Shire Shareholders in the fourth quarter of 2018.

•	The Takeda Shareholder Documents will be sent to Takeda Shareholders at, or around, the same time as the Scheme Document is despatched to Shire Shareholders.

•	A facility will be made available under which Shire Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive the US Dollar cash portion of the

_________________________

[3]	There were two directors absent from the Takeda Board. Mr Jean-Luc Butel recused himself from the Takeda Board’s consideration and approval of the Acquisition as a result of his interest in Shire Shares (as described in paragraph 20 of this Announcement), pursuant to Article 369 of the Japanese Companies Act. Mr. James Kehoe recused himself from the Takeda Board’s consideration and approval of the Acquisition in light of his previously announced resignation from his position as Takeda’s Chief Financial Officer (effective March 31, 2018) and as a Takeda Director (to become effective on May 31, 2018).

[4]	Other than Mr. James Kehoe, who is expected to dispose of his Takeda Shares on or shortly following his resignation as a Takeda Director (to become effective on May 31, 2018).

Consideration in pounds Sterling (net of exchange rate fees) at the applicable market exchange rate on the latest reasonably practicable date for fixing such rate prior to the relevant payment date. Further details of this facility will be set out in the Scheme Document.

Commenting on the Acquisition, Christophe Weber, Chief Executive Officer of Takeda, said:

“Since its inception, Takeda has transformed into an agile, R&D-driven global pharmaceutical company that is well-positioned to deliver innovative and transformative care to patients around the world. Shire’s highly complementary product portfolio and pipeline, as well as experienced employees, will accelerate our transformation for a stronger Takeda. Together, we will be a leader in providing targeted treatments in gastroenterology, neuroscience, oncology, rare diseases and plasma-derived therapies. We are looking forward to the benefits this combination will bring to patients worldwide, the opportunities it will bring for our employees and the returns it will deliver for our shareholders.”

Commenting on the Acquisition, Susan Kilsby, Chairman of Shire, said:

“Over the last 30 years, Shire has become the global leader in treating rare diseases, delivering innovative products that transform patients’ lives. With this combination, Shire helps create an even stronger biopharmaceutical company, with a robust R&D pipeline and expanded global footprint. We are proud of what Shire has become and are grateful to all Shire employees for their contributions. We firmly believe that this combination recognizes the strong growth potential of our leading products and innovative pipeline and is in the best interests of our shareholders, our patients and the communities we serve.”

Commenting on the Acquisition, Dr. Flemming Ornskov, Chief Executive Officer of Shire, said:

“I would like to thank the entire Shire team for all that we have accomplished over the last 5 years to transform Shire into the leading rare disease biotech company and a tenacious champion for patients in need. I am confident that this relentless focus will enable us to continue delivering against our priorities throughout this process. With a truly innovative portfolio and pipeline, I believe that the combination of the two companies is in the best interests of shareholders and offers an opportunity to improve the lives of even more patients globally with rare and highly specialised conditions.”

Investor and Analyst Presentation

There will be two investor and analyst conference calls today, held as follows:

Investor and Analyst Presentation #1 - English only

Investors and analysts can dial into the conference call using the numbers below:

Time:	4.15pm – 5pm JST / 8.15am – 9am BST / 3.15am – 4am EST
International Dial-In Number:	+44 (0) 20 3003 2666
Japan Toll Free Number:	006633132499
UK Toll Free Number:	0808 109 0700
USA Toll Free Number:	1 866 966 5335
Passcode:	161017#

A webcast (slides only, no audio) for the conference call will be available at the following link: https://www.takeda.com/investors/reports/quarterly-announcements/quarterly-announcements-2018/

Investor and Analyst Presentation #2 - English and simultaneous Japanese translation

Investors and analysts can dial into the conference call using the numbers below:

Time:	10pm – 11pm JST / 2pm – 3pm BST / 9am – 10am EST
Japan Toll Free Number:	0120 557 366
Passcode:	78771074#

International Dial-In Number:	+81 (0) 3 6629 1042
UK Toll Free Number:	0800 026 1544
USA Toll Free Number:	1 855 369 0433
Passcode:	11350071#

A webcast for the conference call (slides and audio, but without the ability to participate in the Q&A session) will be available at the following links:

•	https://www.takeda.com/investors/reports/quarterly-announcements/quarterly-announcements-2018/ (English)

•	https://www.takeda.com/jp/investors/reports/quarterly-announcements/quarterly-announcements-2018/ (Japanese)

A copy of the presentation will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, in due course on Takeda’s website at www.takeda.com/investors/offer-for-shire and on Shire’s website at www.shire.com. The contents of the websites referred to in this Announcement are not incorporated into and do not form part of this Announcement.

There will be a playback facility for both conference calls, however this will not include the Q&A sessions.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices). The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix II to this Announcement contains the sources of information and bases of calculations of certain information contained in this Announcement. Appendix III to this Announcement contains details of the irrevocable undertakings received in relation to the Acquisition. Appendix IV contains details of and bases of calculation of the anticipated financial benefits of the Acquisition. Appendix V to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.

For the purposes of Rule 28 of the Takeover Code, Quantified Financial Benefits Statements contained in this Announcement are the responsibility of Takeda and the Takeda Directors and not of Shire or the Shire Directors. Any statement of intention, belief or expectation for the Combined Group following the Effective Date is an intention, belief or expectation of the Takeda Directors and not of the Shire Directors. Appendix IV sets out the anticipated Quantified Financial Benefits Statements relating to cost savings and synergies arising out of the Acquisition and provides underlying information and bases of belief. Appendix IV also includes reports from Takeda’s reporting accountant, Deloitte LLP, and its financial advisers, Evercore, J.P. Morgan Cazenove and Nomura, in connection with anticipated Quantified Financial Benefits Statements, as required by Rule 28.1(a) of the Takeover Code, and provides underlying information and bases for the accountant’s and advisers’ respective reports. Each of Deloitte LLP, Evercore, J.P. Morgan Cazenove and Nomura has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.

Enquiries:

Takeda Elissa Johnsen (Media – outside of Japan) elissa.johnsen@takeda.com +1 224 554 3185	Takeda Kazumi Kobayashi (Media – within Japan) Kazumi.kobayashi@takeda.com +81 3 3278 2095
Takeda Takashi Okubo (Investor Relations) takeda.ir.contact@takeda.com +81 3 3278 2306	Takeda Tsuyoshi Tada (Media – within Japan) tsuyoshi.tada@takeda.com +81 3 3278 2417
Evercore (joint financial adviser to Takeda) (US) Will Hiltz John Honts +1 212 857 3100 (UK) Julian Oakley +44 207 653 6000	J.P. Morgan Cazenove (joint financial adviser to Takeda) Michele Colocci Dwayne Lysaght James Mitford James Robinson +44 207 742 4000
Nomura (joint financial adviser to Takeda) Akira Kiyota Paolo Cicchine Andrew McNaught Oliver Tucker +44 207 102 1000	Finsbury (communications support to Takeda) (UK) James Murgatroyd / Rollo Head / Anjali Unnikrishnan +44 207 251 3801 (US) Kal Goldberg / Chris Ryall +1 646 805 2000
Shire Christoph Brackmann (Investor Relations) christoph.brackmann@shire.com +41 41 288 41 29	Shire Sun Kim (Investor Relations) sun.kim@shire.com +1 617 588 8175

Shire Katie Joyce (Media) kjoyce@shire.com +1 781 482 2779	Citigroup Global Markets Limited (joint financial adviser to Shire) Chris Hite +1 212 816 6000 Cary Kochman Jan Skarbek Andrew Seaton (Corporate Broking) +44 207 986 4000
Goldman Sachs International (joint financial adviser to Shire) Anthony Gutman Robert King Nick Harper +44 207 774 1000	Morgan Stanley & Co. International plc (joint financial adviser to Shire) Clint Gartin Philippe Gallone David Kitterick Peter Moorhouse (Corporate Broking) +44 207 425 8000
FTI Consulting (Media – Outside US) Ben Atwell Brett Pollard +44 (0) 203 727 1000

Linklaters LLP, Nishimura & Asahi and Ogier are retained as legal advisers to Takeda. Slaughter and May, Davis Polk & Wardwell LLP, Nagashima Ohno & Tsunematsu and Mourant Ozannes are retained as legal advisers to Shire.

Important Notices About Financial Advisers

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and this Announcement and will not regard any other person as its client in relation to the Acquisition or this Announcement and shall not be responsible to anyone other than Takeda for providing the protections afforded to clients of Evercore, or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with the Acquisition, this Announcement or any matter referred to herein.

JPMorgan Securities Japan Co., Ltd., together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (“J.P. Morgan”), is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than Takeda for providing the protections afforded to clients of J.P. Morgan, or for providing advice in connection with the Acquisition or any matter referred to herein.

Nomura International plc (“Nomura”), which is authorised by the Prudential Regulation Authority and regulated by the Prudential Regulation Authority and the Financial Conduct Authority in the United Kingdom, is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and this Announcement and Nomura, its affiliates and its respective officers, employees, agents, representatives and/or associates will not regard any other person as their client, nor will they be responsible to anyone other than Takeda for providing the protections afforded to clients of Nomura or for giving advice in relation to the Acquisition, this Announcement or any matter or referred to herein. Neither Nomura nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Nomura in connection with the Acquisition, this Announcement or any matter referred to herein.

Citigroup Global Markets Limited (“Citi”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Citi, or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Citi nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Citi in connection with the Acquisition, this Announcement or any matter referred to herein.

Goldman Sachs International (“Goldman Sachs”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Goldman Sachs nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with the Acquisition, this Announcement or any matter referred to herein

Morgan Stanley & Co. International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Morgan Stanley or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with the Acquisition, this Announcement or any matter referred to herein.

Further Information

This Announcement is provided for information purposes only. It is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise nor will there be any sale, issuance, exchange or transfer of securities of Shire or Takeda pursuant to the Acquisition or otherwise in any jurisdiction in contravention of applicable law.

The Acquisition will be subject to Jersey laws and to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the Financial Conduct Authority and the UKLA.

The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition including details of how to vote in respect of the Acquisition. Any decision in respect of the Scheme or other response in relation to the Acquisition by Shire Shareholders should be made only on the basis of the information contained in the Scheme Document. Shire Shareholders are advised to read the Scheme Document (including the related Forms of Proxy and forms of election) carefully once these become available because they will contain important information in relation to the Acquisition, the New Takeda Shares and the Combined Group.

The New Takeda Securities are not being offered to the public by means of this Announcement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Takeda reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the Shire Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the terms of the Co-operation Agreement and, among other things, the change in structure by which the Acquisition is to be implemented and compliance with all applicable laws, including US securities laws.

Restricted Jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom and Jersey may be restricted by law and therefore any persons into whose possession this Announcement comes who are subject to the laws of any jurisdiction other than the United Kingdom and Jersey should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom or Jersey to vote their Shire Shares with respect to the Scheme at the Court Meeting, to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf or to hold or vote Takeda Shares may be affected by the laws of the relevant jurisdiction in which they are located. Any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and other persons involved in the Acquisition disclaim any responsibility or liability for any violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with Jersey law, the Takeover Code, the Market Abuse Regulation and the Disclosure and Transparency Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside Jersey.

Unless otherwise determined by Takeda or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. No person may vote in favour of the Acquisition by any use, means, instrumentality or form, and the Acquisition will not be capable of acceptance, from or within a Restricted Jurisdiction, if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from Restricted Jurisdictions, where to do so would violate the laws in that jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation) the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of the New Takeda Securities under the Acquisition to Shire Shareholders who are not resident in the United Kingdom or Jersey, or the ability of those persons to continue to hold such securities, may be affected by the laws or regulatory requirements of the relevant jurisdiction in which they are resident. Persons into whose possession this Announcement comes who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements. Shire Shareholders who are in any doubt regarding such matters should consult an appropriate independent financial adviser in their relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

The New Takeda Securities may not be offered, sold or delivered, directly or indirectly, in, into or from any Restricted Jurisdiction or to, or for the account or benefit of, any Restricted Overseas Persons except pursuant to an applicable exemption from, or in a transaction not subject to, applicable securities laws of those jurisdictions, or otherwise permitted under applicable securities laws of those jurisdictions.

Further details in relation to Shire Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom and Jersey will be contained in the Scheme Document.

Additional information for US investors

Notice to US investors in Shire: the Acquisition relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under the Jersey Companies Law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act, and it is expected that any New Takeda Securities to be issued pursuant to the Scheme to Shire Shareholders would be issued in reliance upon the exemption from the registration requirements under the US Securities Act provided by Section 3(a)(10) thereof. Under applicable US securities laws, persons (whether or not US persons) who are or will be “affiliates” (within the meaning of Rule 144 of the US Securities Act) of Takeda prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Takeda Securities received in connection with the Acquisition. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom and Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules and the US Securities Act. If, in the future, Takeda exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and Jersey that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP.

The receipt of consideration by a US holder for the transfer of its Shire Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes. Each Shire Shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him, including under applicable United States state and local, as well as foreign and other, tax laws.

It may be difficult for US holders of Shire Shares to enforce their rights and any claim arising out of the US federal laws, since Takeda and Shire are located primarily in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction. US holders of Shire Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

New Takeda Securities issued pursuant to the Scheme will not be registered under any US state securities laws and may only be issued to persons resident in a state pursuant to an exemption from the registration requirements of the securities laws of such state.

For the purpose of qualifying for the exemption provided by Section 3(a)(10) of the US Securities Act, Shire will advise the Court that its sanctioning of the Scheme will be relied on by Takeda as an approval of the Scheme following a hearing on its fairness to Shire Shareholders, at which Court hearing all Shire Shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification will be given to all such holders.

Forward Looking Statements

This Announcement contains certain statements about Takeda and Shire that are or may be forward looking statements, including with respect to a possible combination involving Takeda and Shire. All statements other than statements of historical facts included in this Announcement may be forward looking statements. Without limitation, forward looking statements often include words such as “targets”, “plans”, “believes”, “hopes”, “continues”, “expects”, “aims”, “intends”, “will”, “may”, “should”, “would”, “could”, “anticipates”, “estimates”, “projects” or words or terms of similar substance or the negative thereof. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be pursued or consummated, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the possible combination if it is pursued, adverse effects on the market price of Takeda’s or Shire’s ordinary shares and on Takeda’s or Shire’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of Takeda’s or Shire’s ordinary shares, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement.

Additional risk factors that may affect future results are contained in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in ‘ITEM1A: Risk Factors’, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings (available at www.shire.com and www.sec.gov), the contents of which are not incorporated by reference into, nor do they form part of, this Announcement. These risk factors expressly qualify all forward-looking statements contained in this Announcement and should also be considered by the reader.

All forward-looking statements attributable to Takeda or Shire or any person acting on either company’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, neither Takeda nor Shire undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Medical information

This Announcement contains information about products that may not be available and in all countries, or may be available under different trademarks, for different indications, in different dosages, or in different strengths. Nothing contained herein should be considered a solicitation, promotion or advertisement for any prescription drugs, including the ones under development.

No profit forecasts or estimates

Unless expressly stated otherwise, nothing in this Announcement (including any statement of estimated synergies) is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share or dividend per share for Takeda or Shire, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share or dividend per share for Takeda or Shire, as appropriate.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Electronic Communications

Please be aware that addresses, electronic addresses and certain other information provided by Shire Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from Shire may be provided to Takeda during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11 of the Takeover Code.

Publication on Website and Availability of Hard Copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on Takeda’s and Shire’s websites at www.takeda.com/investors/offer-for-shire and www.shire.com respectively by no later than 12 noon (London time) on May 9, 2018, the Business Day following this Announcement. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.

Shire Shareholders may request a hard copy of this Announcement by: (i) contacting Souheil Salah during business hours on +44 (0) 203 5490660 (lines are open from 9am to 5pm (London time), Monday to Friday (excluding public holidays in England and Wales), or (ii) by submitting a request by post to Souheil Salah, One Kingdom Street, 9th Floor, Paddington, London W2 6BD, UK. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made. Shire Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under Financial Services (Jersey) Law 1998 (as amended) if you are resident in Jersey, the

Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

SHIRE LEI: 54930005LQRLI2UXRQ59

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO TAKEDA SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE TRANSACTION DOCUMENTS WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

MAY 8, 2018

RECOMMENDED OFFER

for

SHIRE PLC

by

TAKEDA PHARMACEUTICAL COMPANY LIMITED

1	Introduction

The boards of Takeda Pharmaceutical Company Limited (“Takeda”) and Shire plc (“Shire”) are pleased to announce that they have reached agreement on the terms of a recommended offer pursuant to which Takeda will acquire the entire issued and to be issued ordinary share capital of Shire (the “Acquisition”). It is proposed that the Acquisition will be effected by means of a scheme of arrangement of Shire under Article 125 of the Jersey Companies Law (the “Scheme”).

2	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out below and in Appendix I and the full terms and conditions to be set out in the Scheme Document, Shire Shareholders will be entitled to receive:

for each Shire Share	$30.33 in cash
and either
0.839 New Takeda Shares
or
1.678 Takeda ADSs

The Acquisition terms imply an equivalent value of:

•	£48.17 per Shire Share based on the closing price of ¥4,535 per Takeda Share and the exchange rates of £:¥ of 1:147.61 and £:$ of 1:1.3546 as at the Latest Practicable Date; and

•	£49.01 per Shire Share based on the closing price of ¥4,923 per Takeda Share and the exchange rates of £:¥ of 1:151.51 and £:$ of 1:1.3945 on April 23, 2018 (being the day prior to the announcement that the Shire Board would, in principle, be willing to recommend the Consideration).

The equivalent value of £49.01 per Shire Share values the entire issued and to be issued ordinary share capital of Shire at approximately £46 billion and represents an illustrative premium of approximately:

•	64.4 per cent. to the closing price of £29.81 per Shire Share on March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire); and

•	56.2 per cent. to the 30 trading day volume weighted average price of £31.37 per Shire Share for the 30 Shire trading days ending March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire).

Immediately following completion of the Acquisition, Shire Shareholders will hold approximately 50 per cent. of the Combined Group.

Under the terms of the Acquisition, Takeda has agreed that Shire Shareholders will be entitled to receive any dividends announced, declared, made or paid by Shire, in each case in the ordinary course (including as to amount and on usual biannual declaration, record and payment dates), in respect of any completed six-month period ending 30 June and 31 December prior to the Effective Date. Such dividends shall not exceed:

•	5.60 US$ cents per Shire Share for the six month period ending June 30, 2018 and a further 34.51 US$ cents per Shire Share for the six month period ending December 31, 2018 (totalling 40.11 US$ cents per Shire Share);

•	in respect of any subsequent six month period ending 30 June, an amount representing not more than 110 per cent. of the dividend per Shire Share paid in respect of the six month period ending June 30, 2018; and

•	in respect of any subsequent six month period ending 31 December, an amount, when taken in aggregate with any amount paid for the six month period ending 30 June in the same financial year, representing not more than 115 per cent. of the total dividend per Shire Share paid in respect of the year ending December 31, 2018,

(each dividend that is permissible under these criteria being, a “Permitted Dividend”), without any consequential reduction in the Consideration payable by Takeda in respect of each Shire Share (including such Shire Shares underlying the Shire ADSs) under the Acquisition. If any dividend and/or other form of capital return or distribution is announced, declared, made or paid by Shire in respect of Shire Shares on or after the date of this Announcement and prior to the Effective Date, other than a Permitted Dividend, or in excess of a Permitted Dividend, Takeda reserves the right to reduce the Consideration payable in respect of each Shire Share (including such Shares underlying the Shire ADSs) under the Acquisition: (i) in the case of an amount in excess of a Permitted Dividend, by an amount equivalent to all or any part of such excess; or (ii) in the case of a dividend and/or other form of capital return or distribution which is not a Permitted Dividend, by the amount of all or part of any such dividend and/or other form of capital return or distribution.

At completion of the Acquisition, the New Takeda Shares will be listed on the Tokyo Stock Exchange and the Local Japanese Stock Exchanges. In addition, Takeda will apply for its ADSs (each representing 0.5 Takeda Shares) to be listed on the NYSE effective on or shortly after the Effective Date.

Shire Shareholders and holders of Shire ADSs (other than certain persons in Restricted Jurisdictions) will be entitled to elect whether to receive the non-cash portion of the consideration payable to them pursuant to the Acquisition in the form of either Takeda Shares or Takeda ADSs, subject to making a valid notification by completing and returning the relevant form (which will accompany the Scheme Document) and subject to the terms and conditions applicable to Takeda ADSs.

Takeda also intends to offer a dealing facility to certain Shire Shareholders who own 200 or fewer Shire Shares, pursuant to which they will be able to elect to have the New Takeda Shares to which they become entitled pursuant to the Scheme, sold on their behalf. Further details of this facility will be set out in the Scheme Document.

A facility will also be made available under which Shire Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive the US Dollar cash portion of the Consideration in pounds Sterling (net of exchange rate fees) at the applicable market exchange rate on the latest reasonably practicable date for fixing such rate prior to the relevant payment date. Further details of this facility will be set out in the Scheme Document.

3	Background to and reasons for the Acquisition

3.1	The growth and transformation of Takeda

Founded in 1781 in Osaka, Japan, Takeda is a global pharmaceutical leader with an innovative portfolio. With its strong values, Takeda is committed to bringing better health and a brighter future to people globally.

Over the past four years, Takeda has been on a transformation journey, focused on becoming an agile, R&D driven, global pharmaceutical company that is well positioned to deliver highly innovative medicines and transformative care to patients around the world. Takeda has continued to strengthen its reputation through world-class products and innovation, while remaining true to its values.

Takeda has been successful in strengthening its pipeline through increased productivity in development stages as well as collaborations with academia, biotechs and start-ups. Takeda has also revitalised its R&D engine, with 17 new molecular entity clinical products moving up to the next stage of clinical development during the past fiscal year. Takeda intends to continue to leverage the combination of internal and external innovation following completion of the Acquisition.

As part of its transformation journey, Takeda has focused on developing and commercializing innovative therapies that address unmet clinical needs in gastroenterology (GI), oncology and neuroscience plus vaccines. Rare disease is an evolving focus of Takeda’s R&D development strategy with more than one-third of its clinical pipeline programs targeting rare diseases.

Takeda has a strong track record of successful cross-border M&A and post-acquisition integration, including the acquisition of ARIAD Pharmaceuticals in 2017, Nycomed in 2011 and Millennium Pharmaceuticals in 2008. Earlier this year, Takeda announced its proposed acquisition of TiGenix, which is expected to complete in mid-2018.

Takeda’s management team is highly experienced and diverse and has a proven track record of executing complex business integrations and large-scale transformations. Takeda is dedicated to carrying out integration efforts in a manner consistent with Takeda’s core values of integrity, fairness, honesty and perseverance, building on the expertise of employees of both companies and ensuring it focuses on its principles of (i) putting patients at the center; (ii) building trust with society; (iii) reinforcing its reputation; and (iv) developing business performance. The combination of Takeda’s and Shire’s patient focus together with Takeda’s values will guide the Combined Group as it creates an environment that inspires, enables collaboration and moves the Combined Group forward.

3.2	Reasons for the Acquisition

The Takeda Board believes there is a compelling strategic and financial rationale for undertaking the Acquisition, which will deliver the following benefits:

Creates a global, values-based, R&D driven biopharmaceutical leader incorporated and headquartered in Japan, with an attractive geographic footprint and provides the scale to drive future development

•	The Acquisition will result in a Combined Group with an attractive geographic footprint and leading positions in Japan and the US, two of the largest pharmaceutical markets globally. US revenues are expected to account for close to 50 per cent. of the total revenues of the Combined Group. Shire’s portfolio will also benefit from Takeda’s strong international presence in emerging markets and Japan.

•	As a result of greater scale and efficiencies in its commercial activities, the Acquisition will enable the Combined Group to further fuel its productive R&D engine, better positioning Takeda to deliver highly-innovative medicines and transformative care to patients around the world.

Strengthens Takeda’s presence across two of its three core therapeutic areas, and provides leading positions in rare diseases and plasma-derived therapies

•	The Acquisition will accelerate Takeda’s transformation by bringing together Takeda’s and Shire’s complementary positions in gastroenterology (GI) and neuroscience. It will also provide the Combined Group with leading positions in rare diseases and plasma-derived therapies.

•	Following completion of the Acquisition, Takeda will continue to focus on the acceleration of its oncology business, following its recent acquisition of ARIAD Pharmaceuticals. In addition, Takeda’s vaccine business will continue to address the world’s most pressing public health needs.

•	Takeda expects that the Combined Group will derive approximately 75 per cent. of sales from five areas: gastroenterology (GI), neuroscience, oncology and rare diseases, plus plasma-derived therapies.

Creates a highly complementary, robust, modality-diverse pipeline and a strengthened R&D engine focused on breakthrough innovation

•	Takeda and Shire have highly complementary pipelines. Shire has strong expertise in rare diseases, an attractive modality diverse mid- and late-stage pipeline enriched with large-molecule programs, as well as cutting-edge technologies in gene therapy and recombinant proteins, and Takeda has a productive early stage development and research-orientated R&D program.

•	Both Takeda and Shire have focused R&D efforts in the Boston area, a well-established center of innovation in the US. This is further supported by Takeda’s

Shonan Health Innovation Park, which is the first health innovation ecosystem in Japan.

•	Over the past four years, Takeda has transformed its R&D engine to drive productivity and has begun to realize the value of the therapeutic area focus and increased external partnerships as evidenced by the enrichment of its early stage pipeline. The Acquisition will accelerate this transformation and will provide additional cash flow to continue to invest in its R&D engine and have a broader patient reach.

Delivers compelling financial benefits for the Combined Group - enhancing Takeda’s cash flow profile, with management committed to delivering substantial synergies and generating attractive returns for shareholders

•	The Acquisition is expected to deliver substantial annual cost synergies of at least $1.4 billion by the end of the third fiscal year following completion of the Acquisition[5], with the potential for additional revenue synergies from the complementary geographic and therapeutic focus. Further details are set out in paragraph 4 below.

•	The Acquisition will be significantly accretive to underlying earnings per Takeda Share from the first full fiscal year following completion of the Acquisition[6] and will produce strong combined cashflows.

•	The Acquisition is also expected to result in attractive returns for Takeda Shareholders, with the return on invested capital (ROIC) expected to exceed Takeda’s cost of capital within the first full fiscal year following completion of the Acquisition.

•	Takeda has remained disciplined with respect to the terms of the Acquisition and intends to maintain its well-established dividend policy and investment grade credit rating.

•	The substantial cash flow generation expected to result from the Acquisition will enable the Combined Group to de-lever quickly following completion of the Acquisition. Takeda intends to maintain its investment grade credit rating with a target net debt to EBITDA ratio of 2.0x or less in the medium term.

•	An enlarged and well-positioned combined portfolio will strengthen the Combined Group’s ability to invest in the business and deliver returns to Takeda Shareholders. Takeda’s dividend policy has remained consistent over the past 8 years, with an annual dividend of 180 JPY per share having been paid to Takeda Shareholders. Takeda’s well-established dividend policy will continue to be a key component of future shareholder returns.

•	The Acquisition is expected to result in the Combined Group being the only pharmaceutical company listed on both the Tokyo Stock Exchange in Japan, where

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[5]	This statement includes a quantified financial benefits statement which has been reported on for the purposes of the Takeover Code (see Appendix IV).

[6]	The statement that the Acquisition is underlying earnings accretive is not intended as a profit forecast and should not be construed as such, and is not subject to the requirements of Rule 28 of the Takeover Code. The statement should not be interpreted to mean that the earnings per share in any future fiscal period will necessarily match or be greater than those for the relevant preceding financial period.

it will continue to have its primary listing, and the NYSE in the US, enabling it to access two of the world’s largest capital markets.

•	In addition to Takeda continuing to be the largest pharmaceutical company listed on the Tokyo Stock Exchange, the Acquisition will result in Takeda becoming the 8th largest company listed on the Tokyo Stock Exchange by reference to pro forma market capitalisation as at the Latest Practicable Date.

4	Potential Synergies

Takeda is confident that the Acquisition will create an opportunity to recognise significant recurring cost synergies, with the potential for additional revenue synergies from the combination of Shire and Takeda’s combined infrastructure, market presence, and development capabilities.

The Takeda Directors expect recurring pre-tax cost synergies for the Combined Group to reach a run-rate of at least $1.4 billion per annum by the end of the third fiscal year following completion of the Acquisition. Takeda expects these anticipated synergies to accrue as a direct result of the Acquisition and that they would not otherwise be achieved on a standalone basis.

Significant recurring cost synergy potential

The constituent elements of quantified cost synergies, which are expected to originate from the cost bases of both Shire and Takeda, include:

•	Manufacturing and supply: approximately 4 per cent. of the identified cost synergies are expected to be generated from savings from in-sourcing Oral Solid Dose manufacturing through Takeda excess capacity, efficiencies in operational procurement spend and reduced overheads;

•	R&D: approximately 43 per cent. of the identified cost synergies are expected to be generated from removal of duplicated R&D costs, through rationalising ongoing research and early stage pipeline programs to optimise value of R&D spend and reducing overlapping resources; and

•	Sales, marketing and administrative efficiencies: approximately 53 per cent. of the identified cost synergies are expected to be generated from the reduction of overlapping marketing presence in gastroenterology (GI) and neuroscience, consolidation of overlapping office locations, the elimination of duplicated IT systems, the optimisation of marketing and sales employee and non-employee costs and the reduction of duplicate costs across central support functions.

Realisation costs and cost dis-synergies

The Takeda Directors expect the realisation of the quantified synergies will require estimated one-off cash costs of approximately $2.4 billion incurred in the first three fiscal years following completion of the Acquisition.

The Takeda Directors do not expect any other material cost dis-synergies to arise in connection with the Acquisition.

Tax structure

The proposed tax structure of the Combined Group has not been finalised at this stage, but the Takeda Directors expect that the Combined Group may not be able to maintain Shire’s current tax profile.

Revenue growth potential

In addition to the quantified financial benefits highlighted above, the Takeda Directors further expect that the Combined Group will be able to realise additional revenue synergies which have not been quantified at this stage. The Takeda Directors expect these to arise from leveraging the combined strengthened global infrastructure of Takeda and Shire and through greater market presence in the prioritized therapeutic areas, particularly in gastroenterology (GI) and neuroscience.

The foregoing statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. For the purposes of Rule 28 of the Takeover Code and otherwise, the statements of estimated cost savings and synergies contained in this Announcement and the statements of intention, belief or expectation for the Combined Group and Takeda following completion of the Acquisition contained in this Announcement are solely the responsibility of Takeda and the Takeda Directors, and not of the Shire Directors.

These statements are not intended as a profit forecast and should not be interpreted as such.

Appendix IV includes a copy of these statements of anticipated cost savings and synergies arising out of the Acquisition and provides underlying assumptions and the bases of preparation. Appendix IV also includes reports from Takeda’s reporting accountant, Deloitte LLP, and its financial advisers, Evercore, J.P. Morgan Cazenove and Nomura, in connection with anticipated quantified financial benefits statements, as required by Rule 28.1(a) of the Takeover Code, and provides underlying assumptions and bases for the accountant’s and financial advisers’ respective reports. Each of Deloitte LLP, Evercore, J.P. Morgan Cazenove and Nomura has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.

5	Financing of the Acquisition

Takeda intends to finance the cash consideration payable to Shire Shareholders pursuant to the Acquisition from third party debt as described below.

Takeda has entered into a bridge facility agreement of $30.85 billion with, among others, J.P. Morgan Chase Bank N.A., Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd (the “Bridge Facility Agreement”), part of the proceeds of which will be used to fund the cash element of the Consideration payable to Shire Shareholders in connection with the Acquisition. The bridge facility will be unsecured and have a maturity of 364 days from the date of funding. It is currently contemplated that prior to completion of the Acquisition the commitments under the Bridge Facility Agreement will be reduced or refinanced with a combination of long-term debt, hybrid capital and available cash resources. Takeda is committed to a strong balance sheet and intends to maintain its investment grade credit rating following completion of the Acquisition.

Each of Evercore, J.P. Morgan Cazenove and Nomura, as financial adviser to Takeda, is satisfied that sufficient cash resources are available to Takeda to enable it to satisfy in full the cash consideration payable to Shire Shareholders under the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

6	Recommendations

The Shire Directors, who have been so advised by Citi, Goldman Sachs and Morgan Stanley as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Shire Directors, each of Citi, Goldman Sachs and Morgan Stanley has taken into account the commercial assessments of the Shire Directors.

Accordingly, the Shire Directors intend to recommend unanimously that Shire Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the Shire General Meeting.

The Acquisition is also subject to the approval by Takeda Shareholders of certain resolutions at the Takeda Extraordinary General Meeting to approve the issue of the New Takeda Shares as consideration under the Acquisition, as described in paragraph 17.1 below. The Takeda Board7 has resolved unanimously to recommend that Takeda Shareholders vote in favour of the resolutions to be proposed at the Takeda Extraordinary General Meeting.

7	Background to and reasons for the recommendation

Shire has a long-term track record of delivering growth and returns for Shire Shareholders. Between 2013 and 2017 financial years ending 31 December, Shire’s revenues and Non-GAAP EBITDA more than tripled, and Non-GAAP diluted earnings per ADS nearly doubled. Since January 1, 2013, Shire has also delivered share price appreciation of 104 per cent. and a total shareholder return of 110 per cent., compared to appreciation in the FTSE 100 of 28 per cent. and total shareholder return of 57 per cent. over the same period.

This financial and shareholder value performance has been driven by Shire’s pursuit of a strategy to transform itself into the leader in treating rare diseases through organic growth and a series of significant acquisitions, including ViroPharma Inc. in 2014, NPS Pharmaceuticals Inc. in 2015, Dyax Corp. in 2016 and Baxalta Inc. in 2016. This transformation, in particular the acquisition of Baxalta, has resulted in Shire’s Rare Disease business accounting for approximately 70 per cent. of the Shire Group’s total sales in the financial year ended December 31, 2017, versus approximately 33 per cent. of total sales in the financial year ended December 31, 2013. Over the same period, Shire has enhanced its product pipeline significantly, almost doubling the number of pipeline projects from 20 to approximately 40.

As part of this transformation process, Shire has continued to assess and optimise the structure of the Shire Group in order to maximise value for Shire Shareholders, including by

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[7]	There were two directors absent from the Takeda Board. Mr Jean-Luc Butel recused himself from the Takeda Board’s consideration and approval of the Acquisition as a result of his interest in Shire Shares (as described in paragraph 20 of this Announcement), pursuant to Article 369 of the Japanese Companies Act. Mr. James Kehoe recused himself from the Takeda Board’s consideration and approval of the Acquisition in light of his previously announced resignation from his position as Takeda’s Chief Financial Officer (effective March 31, 2018) and as a Takeda Director (to become effective on May 31, 2018).

unlocking embedded value in the business. Most recently, this process has led to the strategic review of Shire’s Neuroscience business and the creation of a separate reporting division since the start of 2018, and the sale of Shire’s Oncology business to Servier S.A.S. for a total consideration of $2.4 billion, each of which has continued to sharpen Shire’s focus on rare disease leadership.

As a result, Shire is now focused around attractive, core therapeutic areas (including Immunology, Hematology, Genetic Diseases, Internal Medicine and Neuroscience with growing therapeutic areas in Ophthalmics) and is guided by the clear strategic goal to be the leading global biotech company delivering innovative medicines to patients with rare diseases. The sale of Shire’s Oncology business to Servier S.A.S. for $2.4 billion is expected to close in the second quarter or third quarter of 2018, with the net proceeds intended to be used to repay debt. The Shire Board believes that Shire is well positioned to generate long-term growth and create value for Shire Shareholders, as a leader in rare diseases.

The Shire Board recognises that the Acquisition represents an opportunity to create a global, values-based, R&D driven biopharmaceutical leader, and to realise commercial and financial benefits. The Acquisition will bring together Takeda’s and Shire’s complementary therapeutic positions in internal medicine and neuroscience, with growth pillars in rare diseases, as well as creating an attractive global geographic footprint.

As part of the Combined Group, Shire has the opportunity to benefit alongside Takeda from enhanced scale and financial resources within its R&D engine, which should enable further innovation to address unmet needs for patients. The Acquisition will combine complementary pipelines: Shire’s expertise in rare diseases and strong late-stage pipeline; and Takeda’s early development and research-orientated R&D program. This will yield a robust, modality-diverse pipeline for the Combined Group.

In assessing the terms of the Acquisition, the Shire Board has taken into account a number of factors, including:

•	that based on an equivalent value of £49.01 per Shire Share[8], the terms of the Acquisition represent a premium of approximately 64.4 per cent. to the closing price per Shire Share of £29.81 on March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire);

•	that the Consideration comprises a significant cash component of $30.33 (£21.75)[9] for each Shire Share;

•	that Shire Shareholders have the opportunity to participate in future value creation arising from the financial benefits of the Combined Group, through their aggregate shareholding of approximately 50 per cent. in the Combined Group; and

•	an assessment of the value delivered as a result of the Acquisition and the value delivered in standalone and certain other strategic options.

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[8]	Based on the closing price of ¥4,923 per Takeda Share and the exchange rates of £:¥ of 1:151.51 and £:$ of 1:1.3945 on April 23, 2018 (being the day prior to the announcement that the Shire Board would, in principle, be willing to recommend the Consideration).

[9]	Based on the exchange rate of £:$ of 1:1.3945 on April 23, 2018 (being the day prior to the announcement that the Shire Board would, in principle, be willing to recommend the Consideration).

Following careful consideration of the above factors, the Shire Board believes that the terms of the Acquisition substantially recognise Shire’s growth potential and longer term prospects and the Acquisition is in the best interests of Shire Shareholders as a whole.

8	Information on Takeda

Takeda is a global, R&D-driven pharmaceutical leader, bringing highly innovative, life changing medicines to patients across the globe in 70 countries and regions. Founded and incorporated in Japan, it is traded on the Tokyo Stock Exchange. With a market capitalisation of approximately $33.1 billion (as at the Latest Practicable Date), it has approximately 30,000 employees globally who are committed to bringing better health and a brighter future to people globally. Takeda is also committed to its corporate social responsibility program dedicated to global health and its access to medicine strategy that aims to bring Takeda’s products to all patients across the globe.

Takeda has a focused, world-class, innovative, R&D organization, making an impact on patients’ lives by translating science into transformative medicines. Takeda has a focus on highly innovative medicine and takes pride in its 36 ongoing clinical R&D programs, of which more than one third have orphan drug designations. Takeda focuses its research efforts on gastroenterology (GI), oncology and neuroscience, plus vaccines. Takeda has been successful at strengthening its pipeline through increased productivity in development stages as well as collaborations with academia, biotechs and startups. Takeda’s productive R&D engine leverages a combination of internal and external innovation to deliver a sustainable pipeline. Takeda actively engages in R&D collaborations and has more than 180 active partnerships enabling it to stay at the leading edge of innovation.

Across its key therapeutic areas of gastroenterology (GI), oncology, and neuroscience plus vaccines, Takeda benefits from key brands with strong on-market positions and an innovative and rapidly growing pipeline:

Gastroenterology (GI): Takeda is leading in areas of gastroenterology (GI) associated with high unmet needs such as inflammatory bowel disease, acid-related diseases and motility disorders. Takeda’s growth brands include Entyvio (vedolizumab) for the treatment of inflammatory bowel disease; Takecab (vonoprazan) for the treatment of acid-related diseases; and Alofisel (darvadstrocel) for the treatment of complex perianal fistulas in Crohn’s disease. Takeda is also partnering on two programs in celiac disease and is actively engaged in human microbiome research.

Oncology: Takeda is dedicated to developing and delivering novel medicines to cancer patients worldwide through science, innovation and passion. Takeda’s recently approved products include Ninlaro (ixazomib) for the treatment for multiple myeloma; and Alunbrig (brigatinib) for the treatment of non-small cell lung cancer. Takeda’s pipeline includes key R&D programs of pevonedistat (for the treatment of high risk myelodysplastic syndrome and low blast acute myelogenous leukemia) and TAK-788 (an EGFR/HER2 inhibitor for the treatment of non-small cell lung cancer), as well as a leading immuno-oncology research platform.

Neuroscience: Takeda’s mission is to bring innovative medicines to patients suffering from neuropsychiatric disorders for whom there are no treatments available, with a focus on neurodegenerative conditions, certain rare neurological diseases and highly selective areas of profound unmet need in psychiatry. Takeda markets Trintellix (vortioxetine), for the treatment of depression, in the US (and in the future, in Japan) through a collaboration with

Lundbeck. The neuroscience pipeline includes TAK-831 (a potential treatment for Friedreich’s Ataxia), TAK-341 (a potential treatment for Parkinson’s) and a new partnership with Wave Therapeutics. Takeda also incorporates external innovations in digital medicine, including personalised patient monitoring devices for better characterization of disease conditions, improved outcome assessments and enhancing the ability to detect drug efficacy.

Vaccines: Takeda’s global vaccine business is applying innovation to address some of the world's most challenging infectious diseases. Takeda has a wealth of knowledge in vaccine development and manufacturing, and global access to advance a pipeline of vaccines to address some of the world’s most pressing public health needs. The pipeline includes an important Phase 3 dengue vaccine candidate (TAK-003) that could potentially address a critical public health problem, especially in emerging markets. Takeda also has initiated development of a Zika vaccine (TAK-426) with funding from US Government organizations, which received Fast Track designation from the FDA earlier this year.

For the financial year ended March 31, 2017 (reported on May 10, 2017), Takeda reported a 6.9 per cent. increase in underlying global revenue to 1,716.7 billion JPY (prior financial year: 1,605.4 billion JPY), a 24.2 per cent. increase in core earnings to 227.2 billion JPY (prior financial year: 183.0 billion JPY) and a 14.7 per cent. revenue growth from its growth drivers (gastroenterology (GI), oncology, neuroscience and emerging markets) (prior financial year: 9.5 per cent.). Takeda’s growth drivers accounted for 55 per cent. of total revenue for the financial year ended March 31, 2017.

For the nine months ended 31 December 2017 (reported on February 1, 2018), Takeda reported a 6.7 per cent. increase in underlying global revenue to 1,323.0 billion JPY (Q3 2016: 1,240.3 billion JPY), a 32.8 per cent. increase in core earnings to 262.6 billion JPY (Q3 2016: 197.8 billion JPY) and a 14.5 per cent. revenue growth from its growth drivers, which accounted for 61 per cent. of total revenue. As at December 31, 2017, Takeda’s net debt was 698.2 billion JPY and Takeda’s net debt to EBITDA ratio was 1.9x (down from 2.7x at March 31, 2017).

Takeda will announce its results for the financial year ended March 31, 2018 on May 14, 2018.

9	Information on Shire

Shire is a leading global biotechnology company focused on serving patients with rare diseases and other highly specialised conditions. Shire has grown both organically and through acquisition, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth and diversification.

Shire seeks to develop and deliver breakthrough therapies for people around the world affected by rare diseases, and those with highly specialised conditions, who lack effective therapies to live their lives to the fullest.

Serving patients and partnering with healthcare communities in over 100 countries, Shire strives to develop best-in-class products across core therapeutic areas including Immunology, Hematology, Neuroscience, Internal Medicine, Genetic Diseases, Oncology and Ophthalmics. On April 16, 2018, Shire announced that it has entered into an agreement with Servier for the sale of its Oncology business for $2.4 billion. The transaction is expected to close in the second quarter or third quarter of 2018.

Shire has a robust portfolio of leading brands across 7 franchises:

Immunology: The Immunology franchise includes immunoglobulin therapies, which are used to treat a number of conditions including primary immunodeficiency, as well as a portfolio of therapies to treat hereditary angioedema.

Hematology: The Hematology portfolio is primarily focused on hemophilia, a rare bleeding disorder.

Neuroscience: The Neuroscience portfolio is focused on ADHD, a neurodevelopmental disorder that manifests as a persistent pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development.

Internal Medicine: The Internal Medicine franchise is focused on rare and specialised conditions such as short bowel syndrome, a rare and potentially fatal condition in which patients struggle to maintain adequate nutrition and hydration, and hypoparathyroidism, a rare disorder of the endocrine system responsible for regulating electrolyte levels, especially calcium.

Genetic Diseases: The portfolio in Genetic Diseases includes enzyme replacement therapies for three lysosomal storage disorders: Hunter syndrome (mucopolysaccharidosis II), Gaucher disease (glucocerebrosidase enzyme deficiency), and Fabry disease (alpha-galactosidase A enzyme deficiency). These are rare, genetic diseases that mainly affect children, and have potential to severely impact quality of life and reduce life expectancy if not controlled.

Oncology: The Oncology business includes treatments for rare and difficult-to-treat cancers including acute lymphoblastic leukemia and metastatic pancreatic cancer. As noted above, on April 16, 2018, Shire announced that it has entered into an agreement with Servier for the sale of the Oncology business for $2.4 billion. The transaction is expected to close in the second quarter or third quarter of 2018.

Ophthalmics: XIIDRA, the only product approved in the US to treat the signs and symptoms of dry eye disease, is the foundational product for the Ophthalmics franchise. Dry eye disease is a highly prevalent condition in which the eye does not produce an adequate volume of tears or when the tears are not of the correct consistency, leading to irritation, blurry vision, and potentially corneal damage.

For the 52 weeks ended December 31, 2017, Shire’s product sales were $14,449 million (2016: $10,886 million which included Baxalta (acquired on June 3, 2016) and Dyax (acquired on January 22, 2016)) and it generated non GAAP EBITDA of $6,492 million (2016: $4,710 million which included Baxalta (acquired on June 3, 2016) and Dyax (acquired on January 22, 2016)).

For the three months ended March 31, 2018 (reported on April 26, 2018), Shire’s product sales were $3,637 million (2017: $3,412 million) and it generated non GAAP EBITDA of $1,607 million (2017: $1,576 million).

10	Management, employees, locations and R&D

The Takeda Board believes that there is a strong strategic fit between Takeda’s business and Shire’s business. The Takeda Board considers that Shire’s product portfolio and pipeline are highly complementary to Takeda’s and their combination will create a Combined Group that is a leader in highly innovative medicines that are transformative to patients. The Takeda

Board believes that Takeda is the ideal acquirer for Shire and expects to apply the Combined Group’s expertise across therapeutic areas, research capabilities, infrastructure and employee talents to provide innovative solutions for patients, benefits for stakeholders and growth for shareholders.

10.1	Employees and employment rights

The Takeda Board attaches great importance to the skills, experience and market knowledge of the existing employees of Shire. Takeda is excited to bring in members of Shire to enhance Takeda’s therapeutic offerings and grow the value of the Combined Group in the longer term. The Takeda Board also believes Shire’s employees will benefit from greater opportunities as a result of being part of a larger, more global group with a wider range of complementary products and treatments and a deeper combined R&D capability.

The Takeda Board intends to look at ways to optimize the structure of the merged administrative and operational business units of the Combined Group in order to achieve the anticipated benefits of the Acquisition.

Takeda’s evaluation work to identify potential synergies of the Combined Group has confirmed there will be some duplication between the two businesses. However, Takeda has not yet received sufficiently detailed information to formulate comprehensive plans or intentions regarding the impact of the Acquisition on Shire and its wide ranging and distinct business units and operational divisions. The detailed steps for the integration plan will be developed further following completion of the Acquisition but Takeda will aim to retain the best talent across the Combined Group.

Based on current integration planning, Takeda expects a potential reduction of between 6 and 7 per cent. of the total Combined Group workforce globally, comprising between 1.8 and 2.1 per cent. attributable to the optimisation of R&D functions and the balance attributable to sales, marketing and administrative efficiencies. These reductions are expected to occur during the first three years following completion of the Acquisition. However, it is also anticipated that headcount reductions will be partly mitigated by further job opportunities over the medium term as a result of the potential revenue synergy opportunities, as well as the standalone growth of the Combined Group, natural attrition and the elimination of vacant roles.

The finalisation and implementation of any workforce reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies. Takeda would implement any job reductions in accordance with all relevant legal obligations. Takeda intends to approach the employee and management integration process with the aim of retaining and motivating the best talent across the Combined Group.

Takeda confirms that the existing contractual and employment rights, including in relation to pensions, of all Shire Group employees will be fully safeguarded upon, and following, completion of the Acquisition. Takeda does not intend to make any material changes to the conditions of employment or the balance of the skills and functions of the employees and management of the Shire Group or the Takeda Group.

10.2	Headquarters and locations

Upon completion of the Acquisition, Takeda will maintain its global headquarters in Japan, expand its R&D presence in the Boston area and have major regional locations in Japan,

Singapore, Switzerland and the US. The Takeda leadership team will be primarily located in Tokyo or the Boston area. Takeda will commence a review of the functions to be undertaken at Shire’s current headquarters in Dublin within the first year following completion of the Acquisition.

The Takeda Board will evaluate the consolidation of Shire’s operations into Takeda’s in the Boston area, Switzerland and Singapore and the possibility of retaining Shire’s offices in these locations. The Takeda Board will also consider efficiencies which may be obtained from combining Shire’s manufacturing facilities into those of Takeda.

The Takeda Board does not envisage any other changes with respect to the redeployment of Shire’s existing material fixed assets.

10.3	Pensions

The Takeda Board does not intend to make any changes with regard to employer contributions into Shire’s existing pension schemes or the accrual of benefits to existing members or the admission of new members to such pension schemes. Takeda intends that following completion of the Acquisition, it will continue to comply with Shire’s existing defined benefit pensions obligations, including commitments to make previously agreed deficit contributions and contractually required contributions.

10.4	Retention Arrangements

Takeda wishes to ensure strong business momentum through retention and to ensure that employees are fairly treated. Accordingly, Takeda has agreed that Shire may implement employee retention arrangements for a number of key Shire employees throughout the organisation who have been identified by Shire after consultation with Takeda.

As part of this, Dr. Flemming Ornskov (CEO of Shire) and Mr Thomas Dittrich (CFO of Shire), will each be entitled to receive a cash payment equivalent to 200% of their respective annual salaries and target bonuses for the financial year ending December 31, 2018, which, in each case, will be payable, subject to completion of the Acquisition, on the earlier of their ceasing employment, June 30, 2019 and the date falling 6 months after completion of the Acquisition and provided that the relevant executive is in employment on that payment date (subject to customary exceptions and conditions) (the “Executive Retention Arrangements”). The total value of the Executive Retention Arrangements is $9.1 million.

As required by, and solely for the purposes of, Rule 16.2 of the Takeover Code, Citi, Goldman Sachs and Morgan Stanley have (in their capacity as independent advisers to Shire for the purposes of Rule 3 of the Takeover Code) reviewed the terms of the Executive Retention Arrangements together with other information deemed relevant and advised Shire that the Executive Retention Arrangements are fair and reasonable so far as the Shire Shareholders are concerned. In providing their advice, Citi, Goldman Sachs and Morgan Stanley have taken into account the commercial assessments of Shire.

10.5	Composition of the Takeda Board following completion of the Acquisition

Takeda has agreed that, subject to customary governance and shareholder approval, up to three Shire Directors will join the Takeda Board with effect from the completion of the Acquisition.

10.6	R&D

The Takeda Board believes that Takeda and Shire have highly complementary R&D activities. The Takeda Board considers that Shire’s primarily development-focused portfolio aligns well with Takeda’s largely research-oriented productive R&D engine, which will result in a robust, modality-diverse pipeline focused on meeting the needs of the patients we aim to serve. The Takeda Board understands the importance of continued investment in R&D to the Combined Group, with innovation a key driving factor in its success and the value its therapeutics provide.

The Takeda Board expects that, following completion of the Acquisition, R&D spend will be optimized by approximately $600 million10 through the removal of duplicated costs between Shire and Takeda, including through rationalising programs to optimise value of R&D spend and reducing overlapping resources. Takeda intends to continue to invest in and execute its late stage pipeline.

10.7	Other items

No statements in this paragraph 10 constitute “post-offer undertakings” for the purposes of Rule 19.5 of the Code.

11	Offer-related Arrangements

Confidentiality Agreement

Takeda and Shire have entered into a mutual confidentiality agreement dated April 22, 2018 (the “Confidentiality Agreement”) pursuant to which each of Takeda and Shire has undertaken, among other things, to keep confidential information relating to the other party and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation.

This agreement also contains undertakings from both Shire and Takeda that for a period of 18 months, subject to certain exceptions, neither Takeda nor Shire will approach or solicit the other’s directors, officers, senior managers and certain of their other employees.

Confidentiality and Joint Defense Agreement

Takeda, Shire and their respective legal counsels have also entered into a Confidentiality and Joint Defense Agreement dated April 30, 2018, the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties and in relation to, in particular, the anti-trust workstream only takes place between their respective legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of any privilege, right or immunity that might otherwise be available.

Clean Team Confidentiality Agreement

Takeda and Shire have entered into a Clean Team Confidentiality Agreement dated April 30, 2018, which sets out how any confidential information that is competitively sensitive can be disclosed, used or shared for the purposes of due diligence, synergies evaluation, integration planning and regulatory clearance. Such commercially sensitive information must only be

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[10]	This statement includes a quantified financial benefits statement which has been reported on for the purposes of the Takeover Code (see Appendix IV). The approximate $600 million of R&D spend optimization can be calculated as 43 per cent. of the $1.4 billion of total run rate pre-tax cost synergies set out in Appendix IV.

made available to the party receiving information through designated persons removed from day-to-day commercial/strategic operations and decisions and external professional advisers. The findings of such designated persons and the external advisers may only be relayed to other employees, officers and directors of the receiving party in specified circumstances and subject to certain restrictions.

Co-operation Agreement

Takeda and Shire have entered into a Co-operation Agreement dated May 8, 2018 pursuant to which Takeda has agreed to use all reasonable endeavours to implement the Acquisition and to secure the regulatory clearances and authorisations necessary to satisfy the Regulatory Conditions.

Takeda and Shire have agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to such regulatory clearances and authorisations. Takeda has also given certain undertakings in relation to the Takeda Extraordinary General Meeting and the obtaining of the necessary approvals from Takeda Shareholders.

Takeda has the right to terminate the Co-operation Agreement where:

(i)	the Scheme Document is not posted by December 31, 2018 (or such later date as may, with the consent of the Panel, be agreed between Takeda and Shire);

(ii)	the Court Meeting or Shire General Meeting is not held by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as may, with the consent of the Panel, be agreed between Takeda and Shire and the Court may allow), subject to certain permitted adjournments as specified in the Co-operation Agreement;

(iii)	the Scheme is not approved at the Court Meeting, the Shire Resolutions are not passed at the Shire General Meeting or the Court refuses to sanction the Scheme or grant the Court Order;

(iv)	the Shire Directors have withdrawn, or adversely modified, adversely qualified or failed to provide, or they have failed to reaffirm (when requested by Takeda to do so) their unanimous and unconditional recommendation that the Shire Shareholders vote in favour of the Scheme and the Shire Resolutions (including prior to publication of the Scheme Document, their intention to do so);

(v)	a competing transaction is recommended by the Shire Directors or becomes effective; or

(vi)	any Condition has become incapable of satisfaction by the Long Stop Date or waiver by the Long Stop Date (in circumstances where invocation of the relevant Condition is permitted by the Panel) or has not been waived by Takeda (where it has the right to do so).

Either Takeda or Shire may terminate the Co-operation Agreement on the occurrence of any of the break fee triggers described below. Takeda and Shire may also terminate the Co-operation Agreement by mutual consent.

The Co-operation Agreement will also terminate if:

(i)	the Acquisition is withdrawn or lapses before the Long Stop Date, other than where Takeda has exercised its right to implement the Acquisition by way of a Takeover

Offer with Shire’s consent or where such Takeover Offer otherwise continues to be recommended by the Shire Directors; or

(ii)	the Scheme (or Takeover Offer, as the case may be) has not become effective by the Long Stop Date.

Takeda has undertaken that if, at or prior to termination of the Co-operation Agreement:

(i)	the Takeda Board withdraws or adversely modifies, adversely qualifies or fails to provide, or fails to reaffirm (when requested by Shire to do so) its recommendation that the Takeda Shareholders vote in favour of the Takeda Resolutions (including prior to publication of the Takeda Shareholder Documents, their intention to do so) and either Takeda or Shire serves notice to terminate the Co-operation Agreement, Takeda will pay to Shire an amount in cash in US dollars (rounded down to the nearest US dollar) equal to 2 per cent. of the product of £48.17 (being the equivalent value of the cash and Takeda Shares to be delivered per Shire Share, as set out in this Announcement) multiplied by 937,925,528 (being the issued and to be issued ordinary share capital of Shire, as set out in this Announcement) and converted using an exchange rate of £:$ of 1:1.3546; or

(ii)	the Takeda Resolutions are not passed at the Takeda Extraordinary General Meeting and either Takeda or Shire serves notice to terminate the Co-operation Agreement, Takeda will pay to Shire an amount in cash in US dollars (rounded down to the nearest US dollar) equal to 1 per cent. of the product of £48.17 (being the equivalent value of the cash and Takeda Shares to be delivered per Shire Share, as set out in this Announcement) multiplied by 937,925,528 (being the issued and to be issued ordinary share capital of Shire, as set out in this Announcement) and converted using an exchange rate of £:$ of 1:1.3546; or

(iii)	on or before the Long Stop Date, the Scheme (or Takeover Offer, as the case may be) lapses or is withdrawn as a result of Takeda invoking and being permitted by the Panel to invoke any Regulatory Condition, or Takeda not waiving a Regulatory Condition which is not satisfied, or if the European Commission on or before such date initiates a Phase 2 review under the EU Merger Regulation or a similar event has occurred in a Member State of the EU, Takeda will pay to Shire an amount in cash in US dollars (rounded down to the nearest US dollar) equal to 1.5 per cent. of the product of £48.17 (being the equivalent value of the cash and Takeda Shares to be delivered per Shire Share, as set out in this Announcement) multiplied by 937,925,528 (being the issued and to be issued ordinary share capital of Shire, as set out in this Announcement) and converted using an exchange rate of £:$ of 1:1.3546.

No break fee will be payable if the Co-operation Agreement has already terminated prior to the occurrence of the relevant break fee trigger. If more than one of the foregoing break fee triggers occurs prior to such termination, Takeda will pay the highest break fee applicable to such triggers. In no event shall Takeda be required to pay more than one of the break fee amounts described above.

In addition, the regulatory break fee referred to in paragraph (iii) above will not be payable if:

(i)	Shire has obstructed Takeda from being able to agree and implement, in time to avoid a break fee trigger, any remedy offered by Takeda to, or imposed by, a

Relevant Authority in connection with the satisfaction of a Regulatory Condition by withholding information or failing to co-operate with reasonable requests made by Takeda in connection with any such remedy, provided that Takeda is not in breach of certain of its obligations under the Co-operation Agreement and such remedy is to be implemented conditional upon the Effective Date; or

(ii)	the break fee trigger referred to in paragraph (iii) above is caused to a material extent by Shire undertaking, after the date of the Co-operation Agreement, an acquisition of any interest in shares, businesses or assets that would reasonably be expected to result in the break fee being triggered without Takeda’s prior written consent.

12	Conditions to the Acquisition

The Acquisition is subject to the Conditions and further terms set out below and in Appendix I to this Announcement and to be set out in the Scheme Document, including, among other things, upon:

(i)	the receipt of antitrust clearances in the European Union, United States, China, Japan, Brazil and in other relevant jurisdictions;

(ii)	the Shire Meetings being held no later than the 22nd day after the expected date of such meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between Takeda and Shire and the Court may allow);

(iii)	the approval of the Scheme by the requisite majorities of Shire Shareholders at the Shire Meetings;

(iv)	the Scheme being sanctioned by the Court;

(v)	the Scheme becoming effective by the Long Stop Date;

(vi)	the passing at the Takeda Extraordinary General Meeting of the Takeda Resolutions;

(vii)	Takeda having submitted an application for listing of the New Takeda Shares to the Tokyo Stock Exchange and the Local Japanese Stock Exchanges by no later than three weeks prior to the Effective Date and no objection having been received from the Tokyo Stock Exchange or the Local Japanese Stock Exchanges in relation thereto (or, if received, no such objection remaining outstanding); and

(viii)	Takeda receiving confirmation that the relevant listing application regarding the Takeda ADSs has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

13	The Scheme

It is intended that the Acquisition will be effected by means of a Court-sanctioned scheme of arrangement between Shire and the Scheme Shareholders under Article 125 of the Jersey Companies Law.

The purpose of the Scheme is to provide for Takeda to become the holder of the entire issued and to be issued ordinary share capital of Shire. This is to be achieved by the transfer of the Scheme Shares to Takeda, in consideration for which the Scheme Shareholders will receive the Consideration.

To become effective, the Scheme must be approved at the Court Meeting by a majority in number representing at least 75 per cent. of the voting rights of the Scheme Shareholders

(or the relevant class or classes thereof, if applicable) present and voting (and entitled to vote), either in person or by proxy, at such Court Meeting. The Scheme also requires the passing at the Shire General Meeting of the Shire Resolutions. The Shire General Meeting is expected to be held immediately after the Court Meeting. Following the Shire Meetings, the Scheme must be sanctioned by the Court. Finally, the Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become effective.

The Scheme is also subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions that will be set out in the Scheme Document.

The Scheme Document will include full details of the Scheme, together with the explanatory statement required pursuant to Article 126 of the Jersey Companies Law and the notices convening the Court Meeting and the Shire General Meeting. The Scheme Document will also contain the expected timetable for the Acquisition, and will specify the necessary actions to be taken by Shire Shareholders. The Scheme Document is expected to be despatched to Shire Shareholders and, for information only, to persons with information rights and holders of options granted under the Shire Share Plans, in the fourth quarter of 2018 (subject to agreement between Shire and Takeda, and the availability of the Court to approve the Scheme Document for posting). The Panel has consented to Shire posting the Scheme Document later than 28 days following the date of this Announcement.

Once the necessary approvals from Shire Shareholders and Takeda Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived and the Scheme has been sanctioned by the Court, the Scheme will become effective upon delivery of the Court Order to the Registrar of Companies for registration.

Upon the Scheme becoming effective, it will be binding on all Shire Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the Shire General Meeting (and if they attended and voted, whether or not they voted in favour).

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the application requirements of the Takeover Code, the Panel, the London Stock Exchange and the UK Listing Authority.

14	Shire ADSs

Takeda and Shire have agreed that they will put arrangements in place to allow holders of Shire ADSs to participate in the Acquisition in respect of the underlying Shire Shares that the Shire ADSs represent. Shire Shareholders and holders of Shire ADSs (other than certain persons in Restricted Jurisdictions) will be entitled to elect whether to receive the non-cash portion of the Consideration payable to them pursuant to the Acquisition in the form of either Takeda Shares or Takeda ADSs subject to making a valid notification by completing and returning the relevant form (which will accompany the Scheme Document) and subject to the terms and conditions applicable to Takeda ADSs.

Shire ADS holders will be entitled to attend the Shire General Meeting and the Court Meeting, provided that such holders either (i) request that the Shire Depositary issue such holders a proxy in respect of the Shire Shares that their Shire ADSs represent or (ii) surrender their Shire ADSs to the Shire Depositary for cancellation and withdraw the Shire Shares that their Shire ADSs represent. All Shire ADS holders on the relevant record date will be entitled to vote in the Shire General and Court Meetings by instructing the Shire Depositary as to how to exercise the voting rights pertaining to the Shire Shares represented by such Shire ADSs. The Shire Depositary (directly or through a financial intermediary) will contact holders of Shire ADSs with further details of these arrangements, including relevant documentation and timing requirements, in due course.

Holders of Shire ADSs should take particular notice of the deadline for providing voting instructions, which may be earlier than that applicable to holders of Shire Shares. Holders of Shire ADSs should consult the Scheme Document and other materials to be distributed in due course by the Shire Depositary in connection with the Acquisition for further information in respect of giving voting instructions in respect of their Shire ADSs.

It is currently anticipated that, following the Effective Date, Takeda will pay to the Shire Depositary the aggregate of all cancellation fees which may be incurred by Shire ADS holders upon the surrender of Shire ADSs to the Shire Depositary for the purposes of receiving the Consideration.

15	Shire Share Plans

Participants in any of the Shire Share Plans will be contacted regarding the effect of the Acquisition on their rights under the Shire Share Plans and appropriate proposals will be made to such participants in due course. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the Shire Share Plans.

16	De-listing of Shire Shares and Shire ADSs

Prior to the Scheme becoming effective, Shire will make an application for the cancellation of the listing of Shire Shares on the Official List and for the cancellation of trading of the Shire Shares on the London Stock Exchange’s main market for listed securities in each case to take effect on or shortly after the Effective Date. The Scheme Document will set out details of the expected last day of dealings in Shire Shares on the main market of the London Stock Exchange and the latest time for registration of transfers prior to the Effective Date.

On or shortly after the Effective Date, Takeda also intends to terminate the listing of the Shire ADSs on NASDAQ and to succeed to the registration of Shire under the US Exchange Act pursuant to Rule 12g-3(a) thereunder. The Scheme Document will set out details regarding the expected last day of dealings in Shire ADSs on NASDAQ and the latest time for registration of transfers of Shire ADSs prior to the Effective Date. Takeda also intends to request that Shire terminate its ADS program from or shortly after the Effective Date.

Shire ADSs currently are "margin securities" under the regulations of the Board of Governors of the US Federal Reserve System, which status has the effect, among other things, of allowing US brokers to extend credit on the collateral of Shire ADSs for purposes of buying, carrying and trading in securities. Assuming there is a delisting of Shire ADSs from NASDAQ, such securities will no longer be "margin securities" and, therefore, will no longer be able to be used as collateral for the purpose of loans made by US brokers.

17	The New Takeda Securities and Settlement

17.1	Takeda Shareholder Approval

The Acquisition is conditional upon the approval of the Takeda Resolutions by Takeda Shareholders at the Takeda Extraordinary General Meeting. The quorum for the Takeda Extraordinary General Meeting is one-third of the total voting rights attributable to Takeda’s issued share capital, and the Takeda Resolutions must be approved by Takeda Shareholders representing at least two-thirds of the Takeda Shares voted at the Takeda Extraordinary General Meeting.

Takeda will prepare and send to Takeda Shareholders the Takeda Shareholder Documents which will contain, among other things, the notice convening the Takeda Extraordinary General Meeting and information on Takeda, the Combined Group and the New Takeda Securities. The Takeda Shareholder Documents will be sent to Takeda Shareholders at or around the same time as the Scheme Document is despatched to Shire Shareholders.

17.2	The New Takeda Shares

The New Takeda Shares will, when issued, be ordinary shares with no par value in the capital of Takeda, will be fully paid and rank pari passu in all respects with the other Takeda Shares in issue at that time, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling after the Effective Date.

Fractions of New Takeda Shares will not be issued to Shire Shareholders pursuant to the Acquisition. Entitlements to New Takeda Shares pursuant to the Acquisition will be rounded off. The resulting fractional entitlements will be aggregated and sold in the market as soon as practicable after the Effective Date and the net proceeds of sale will be distributed in due proportion to the Shire Shareholders entitled to them.

17.3	Share Dealing Facility

Takeda intends to offer a dealing facility to certain Shire Shareholders who own 200 or fewer Shire Shares immediately prior to the Effective Date. Eligible Shire Shareholders who wish to make use of this facility will be able to elect, in lieu of any of the other settlement options referred to in paragraph 17.4 below, to have the New Takeda Shares to which they become entitled pursuant to the Scheme sold on their behalf as soon as practicable following the completion of the Acquisition. Details of such facility will be included in the Scheme Document.

17.4	Settlement Options

The New Takeda Securities will be available for settlement within 14 days of the Effective Date in accordance with Rule 31.8 of the Takeover Code. Details of the settlement options available to Shire Shareholders and holders of Shire ADSs will be set out in the Scheme Document.

As part of these settlement options, Shire Shareholders and holders of Shire ADSs (other than certain persons in Restricted Jurisdictions) will be entitled to elect whether to receive the non-cash portion of the Consideration payable to them pursuant to the Acquisition in the form of either Takeda Shares or Takeda ADSs, subject to making a valid notification by completing the relevant form (which will accompany the Scheme Document) and subject to the terms and conditions applicable to Takeda ADSs.

In addition, in light of the technical requirements in relation to the holding of listed Japanese shares (including those of Takeda), Takeda intends to make available, to certain Shire Shareholders outside of Japan, a facility to enable the holding by such persons of the New Takeda Shares following the completion of the Acquisition. Further details will be included in the Scheme Document.

17.5	Registration and Listing of the New Takeda Securities

The New Takeda Shares will be registered under the FIEA and the rules of the Tokyo Stock Exchange. Upon or shortly after the Effective Date, the New Takeda Shares will be admitted to listing on the Tokyo Stock Exchange and the Local Japanese Stock Exchanges.

Takeda understands that the Tokyo Stock Exchange may, as a result of the proposed terms of the Acquisition (including in particular the respective percentages of the Combined Group expected to be held by former Shire Shareholders immediately following the Effective Date), decide, on and following the Effective Date, that Takeda will be subject to a technical re-examination regarding its eligibility as a listed company under the Securities Listing Regulations of the Tokyo Stock Exchange as of the Effective Date. In such event Takeda will take such steps as are necessary to ensure that the Tokyo Stock Exchange’s decision is withdrawn prior to the Effective Date or, if such withdrawal cannot practicably be achieved prior to the Effective Date, that the re-examination process is completed as soon as practicable following the Effective Date. Any such re-examination process would not affect completion of the Acquisition nor the timing thereof.

Takeda also intends to seek a listing of the Takeda ADSs on the NYSE with effect upon or shortly after the Effective Date and also succeed to Shire’s registration under The US Exchange Act pursuant to Rule 12g - 3(a) thereunder.

18	Dividends

18.1	Shire Dividends

Under the terms of the Acquisition, Takeda has agreed that Shire Shareholders will be entitled to receive any dividends announced, declared, made or paid by Shire, in each case in the ordinary course (including as to amount and on usual biannual declaration, record and payment dates), in respect of any completed six-month period ending 30 June and 31 December prior to the Effective Date. Such dividends shall not exceed:

•	5.60 US$ cents per Shire Share for the six month period ending June 30, 2018 and a further 34.51 US$ cents per Shire Share for the six month period ending December 31, 2018 (totalling 40.11 US$ cents per Shire Share);

•	in respect of any subsequent six month period ending 30 June, an amount representing not more than 110 per cent. of the dividend per Shire Share paid in respect of the six month period ending June 30, 2018; and

•	in respect of any subsequent six month period ending 31 December, an amount, when taken in aggregate with any amount paid for the six month period ending 30 June in the same financial year, representing not more than 115 per cent. of the total dividend per Shire Share paid in respect of the year ending December 31, 2018,

(each dividend that is permissible under these criteria being, a “Permitted Dividend”), without any consequential reduction in the Consideration payable by Takeda in respect of each Shire Share (including such Shire Shares underlying the Shire ADSs) under the Acquisition. If any dividend and/or other form of capital return or distribution is announced, declared, made or paid by Shire in respect of Shire Shares on or after the date of this Announcement and prior to the Effective Date, other than a Permitted Dividend, or in excess of a Permitted Dividend, Takeda reserves the right to reduce the Consideration payable in respect of each Shire Share (including such Shares underlying the Shire ADSs) under the Acquisition: (i) in the case of an amount in excess of a Permitted Dividend, by an amount equivalent to all or any part of such excess; or (ii) in the case of a dividend and/or other form of capital return or distribution which is not a Permitted Dividend, by the amount of all or part of any such dividend and/or other form of capital return or distribution.

18.2	Takeda Dividends

As stated in paragraph 3 above, Takeda’s dividend policy has remained consistent over the past 8 years, with an annual dividend of 180 JPY per share having been paid to Takeda Shareholders. Takeda’s well-established dividend policy will continue to be a key component of future shareholder returns.

Although the precise timing and quantum of Takeda’s final dividend in respect of the financial year ending March 31, 2018 remains to be announced, based on previous dividend timetables, it is expected that the New Takeda Securities to be issued to Shire Shareholders pursuant to the Acquisition will be issued after the last cum-dividend trading date for such dividend and, accordingly, will not rank for any dividend declared by Takeda in respect of such period.

19	Irrevocable undertakings

Takeda has received irrevocable undertakings from each of the Shire Directors to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the Shire General Meeting in respect of a total of 367,606 Shire Shares (including such Shire Shares underlying Shire ADSs), representing approximately 0.04 per cent. of the issued ordinary share capital of Shire in issue on the Latest Practicable Date. Further details of these irrevocable undertakings (including the circumstances in which they will fall away) are set out in Appendix III to this Announcement.

Shire has received irrevocable undertakings from each of the Takeda Directors, who hold Takeda Shares,11 to vote in favour of the Takeda Resolutions (including any resolutions required for the appointment of the Shire Directors to the Takeda Board, as referred to at paragraph 10.5 above) at the Takeda Extraordinary General Meeting in respect of a total of 113,696 Takeda Shares, representing approximately 0.01 per cent. of the issued ordinary share capital of Takeda in issue on the Latest Practicable Date. Further details of these irrevocable undertakings (including the circumstances in which they will fall away) are set out in Appendix III to this Announcement.

20	Disclosure of Interests in Shire

Takeda confirms that it made an Opening Position Disclosure setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code on April 13, 2018.

Save in respect of the irrevocable undertakings referred to in paragraph 19 above and as disclosed below, neither Takeda, nor any of the Takeda Directors, nor, so far as Takeda is aware, any person acting in concert (within the meaning of the Takeover Code) with it has: (i) any interest in or right to subscribe for any relevant securities (within the meaning of the Takeover Code) of Shire; nor (ii) any short positions in respect of any relevant securities of Shire (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; nor (iii) borrowed or lent any relevant

________________________

11 Other than Mr. James Kehoe, who is expected to dispose of his Takeda Shares on or shortly following his resignation as a Takeda Director (to become effective on May 31, 2018).

securities of Shire (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), nor is any such person party to any dealing arrangement of the kind referred to in Note 11 of the definition of “acting in concert” in the Takeover Code in relation to relevant securities of Shire:

Name	Capacity	Nature of Interest	Number of relevant securities held in Shire
Jean-Luc Butel	Takeda director	Ordinary shares	7,383
J.P. Morgan Securities LLC (PCS)	Connected party	Equity Depository Receipt (Long)	1,878
JPMorgan Structured Products BV	Connected party	Physically-settled derivatives (Long)	39,746
J.P. Morgan Chase Bank (Custody)	Connected party	Equity Common Shares (Long)	2
J.P. Morgan Chase Bank (Custody)	Connected party	Equity Depository Receipt (Long)	165

‘Interests in securities’ for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an ‘interest’ by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

As previously disclosed in Takeda’s Opening Position Disclosure in respect of Shire made on April 13, 2018, Mr. Butel, a non-executive director of Takeda, is a former executive of Baxter International Inc. ("Baxter") and Baxalta Incorporated ("Baxalta"), the latter of which was acquired by Shire in 2016 following its spin-out from Baxter. Mr. Butel's interests in Shire as described above resulted from the exercise in 2016 of stock options granted in respect of his employment with Baxalta and Baxter. Takeda has been informed by Mr. Butel that he intends to sell such interests in Shire as soon as practicable (although a minimum of 24 hours following) the publication of this Announcement. The Panel has agreed that the other provisions of Rule 4.2(a) of the Takeover Code will not apply to this sale.

21	General

Takeda reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the Shire Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the terms of the Co-operation Agreement and, among other things, the change in structure by which the Acquisition is to be implemented and compliance with all applicable laws, including US securities laws.

The Acquisition will be made on the terms and subject to the Conditions and further terms set out in Appendix I to this Announcement. The sources of information and bases of calculations contained in this Announcement are set out in Appendix II to this Announcement. A summary of the irrevocable undertakings is contained in Appendix III to this Announcement. Appendix IV contains details of and bases of calculation of the anticipated financial benefits of the Acquisition. Certain terms used in this Announcement are defined in Appendix V to this Announcement.

Evercore, J.P. Morgan Cazenove, Nomura, Deloitte LLP, Citi, Goldman Sachs and Morgan Stanley have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

22	Documents available on website

Copies of the following documents will be made available on Takeda’s and Shire’s websites at www.takeda.com/investors/offer-for-shire and www.shire.com respectively until the Effective Date:

•	this Announcement;

•	the irrevocable undertakings referred to in paragraph 19 above and summarised in Appendix III to this Announcement;

•	the Co-operation Agreement described in paragraph 11 above;

•	the Confidentiality Agreement, the Confidentiality and Joint Defense Agreement and the Clean Team Confidentiality Agreement, in each case as described in paragraph 11 above; and

•	the documents relating to financing of the Acquisition referred to in paragraph 5 above.

23	Analyst and Investor Presentations

There will be two investor and analyst conference calls today, held as follows:

Investor and Analyst Presentation #1 - English only

Investors and analysts can dial into the conference call using the numbers below:

Time:	4.15pm – 5pm JST / 8.15am – 9am BST / 3.15am – 4am EST
International Dial-In Number:	+44 (0) 20 3003 2666
Japan Toll Free Number:	006633132499
UK Toll Free Number:	0808 109 0700
USA Toll Free Number:	1 866 966 5335
Passcode:	161017#

A webcast (slides only, no audio) for the conference call will be available at the following link: https://www.takeda.com/investors/reports/quarterly-announcements/quarterly-announcements-2018/

Investor and Analyst Presentation #2 - English and simultaneous Japanese translation

Investors and analysts can dial into the conference call using the numbers below:

Time:	10pm – 11pm JST / 2pm – 3pm BST / 9am – 10am EST
Japan Toll Free Number:	0120 557 366
Passcode:	78771074#

International Dial-In Number:	+81 (0) 3 6629 1042
UK Toll Free Number:	0800 026 1544
USA Toll Free Number:	1 855 369 0433
Passcode:	11350071#

A webcast for the conference call (slides and audio, but without the ability to participate in the Q&A session) will be available at the following links:

•	https://www.takeda.com/investors/reports/quarterly-announcements/quarterly-announcements-2018/ (English)

•	https://www.takeda.com/jp/investors/reports/quarterly-announcements/quarterly-announcements-2018/ (Japanese)

A copy of the presentation will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, in due course on Takeda’s website at www.takeda.com/investors/offer-for-shire and on Shire’s website at www.shire.com. The contents of the websites referred to in this Announcement are not incorporated into and do not form part of this Announcement.

There will be a playback facility for both conference calls, however this will not include the Q&A sessions.

Enquiries:

Takeda Elissa Johnsen (Media – outside of Japan) elissa.johnsen@takeda.com +1 224 554 3185	Takeda Kazumi Kobayashi (Media – within Japan) Kazumi.kobayashi@takeda.com +81 3 3278 2095
Takeda Takashi Okubo (Investor Relations) takeda.ir.contact@takeda.com +81 3 3278 2306	Takeda Tsuyoshi Tada (Media – within Japan) tsuyoshi.tada@takeda.com +81 3 3278 2417

Evercore (joint financial adviser to Takeda) (US) Will Hiltz John Honts +1 212 857 3100 (UK) Julian Oakley +44 207 653 6000	J.P. Morgan Cazenove (joint financial adviser to Takeda) Michele Colocci Dwayne Lysaght James Mitford James Robinson +44 207 742 4000
Nomura (joint financial adviser to Takeda) Akira Kiyota Paolo Cicchine Andrew McNaught Oliver Tucker +44 207 102 1000	Finsbury (communications support to Takeda) (UK) James Murgatroyd / Rollo Head / Anjali Unnikrishnan +44 207 251 3801 (US) Kal Goldberg / Chris Ryall +1 646 805 2000
Shire Christoph Brackmann (Investor Relations) christoph.brackmann@shire.com +41 41 288 41 29	Shire Sun Kim (Investor Relations) sun.kim@shire.com +1 617 588 8175
Shire Katie Joyce (Media) kjoyce@shire.com +1 781 482 2779	Citigroup Global Markets Limited (joint financial adviser to Shire) Chris Hite +1 212 816 6000 Cary Kochman Jan Skarbek Andrew Seaton (Corporate Broking) +44 207 986 4000
Goldman Sachs International (joint financial adviser to Shire) Anthony Gutman Robert King Nick Harper +44 207 774 1000	Morgan Stanley & Co. International plc (joint financial adviser to Shire) Clint Gartin Philippe Gallone David Kitterick Peter Moorhouse (Corporate Broking) +44 207 425 8000
FTI Consulting (Media – Outside US) Ben Atwell

Brett Pollard +44 (0) 203 727 1000

Linklaters LLP, Nishimura & Asahi and Ogier are retained as legal advisers to Takeda. Slaughter and May, Davis Polk Wardwell LLP, Nagashima Ohno & Tsunematsu and Mourant Ozannes are retained as legal advisers to Shire.

Important Notices About Financial Advisers

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and this Announcement and will not regard any other person as its client in relation to the Acquisition or this Announcement and shall not be responsible to anyone other than Takeda for providing the protections afforded to clients of Evercore, or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with the Acquisition, this Announcement or any matter referred to herein.

JPMorgan Securities Japan Co., Ltd., together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (“J.P. Morgan”), is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and shall not be responsible to anyone other than Takeda for providing the protections afforded to clients of J.P. Morgan, or for providing advice in connection with the Acquisition or any matter referred to herein.

Nomura International plc (“Nomura”), which is authorised by the Prudential Regulation Authority and regulated by the Prudential Regulation Authority and the Financial Conduct Authority in the United Kingdom, is acting as financial adviser exclusively to Takeda and no one else in connection with the Acquisition and this Announcement and Nomura, its affiliates and its respective officers, employees, agents, representatives and/or associates will not regard any other person as their client, nor will they be responsible to anyone other than Takeda for providing the protections afforded to clients of Nomura or for giving advice in relation to the Acquisition, this Announcement or any matter or referred to herein. Neither Nomura nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Nomura in connection with the Acquisition, this Announcement or any matter referred to herein.

Citigroup Global Markets Limited (“Citi”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Citi, or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Citi nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Citi in connection with the Acquisition, this Announcement or any matter referred to herein.

Goldman Sachs International (“Goldman Sachs”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Goldman Sachs nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with the Acquisition, this Announcement or any matter referred to herein

Morgan Stanley & Co. International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to Shire and no one else in connection with the Acquisition, this Announcement and the matters described herein, and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Morgan Stanley or for providing advice in connection with the Acquisition, this Announcement or any matter referred to herein. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with the Acquisition, this Announcement or any matter referred to herein.

Further Information

This Announcement is provided for information purposes only. It is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise nor will there be any sale, issuance, exchange or transfer of securities of Shire or Takeda pursuant to the Acquisition or otherwise in any jurisdiction in contravention of applicable law.

The Acquisition will be subject to Jersey laws and to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the Financial Conduct Authority and the UKLA.

The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition including details of how to vote in respect of the Acquisition. Any decision in respect of the Scheme or other response in relation to the Acquisition by Shire Shareholders should be made only on the basis of the information contained in the Scheme Document. Shire Shareholders are advised to read the Scheme Document (including the related Forms of Proxy and forms of election) carefully once these become available because they will contain important information in relation to the Acquisition, the New Takeda Shares and the Combined Group.

The New Takeda Securities are not being offered to the public by means of this Announcement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Takeda reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the Shire Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the terms of the Co-operation Agreement and, among other things, the change in structure by which the Acquisition is to be implemented and compliance with all applicable laws, including US securities laws.

Restricted Jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom and Jersey may be restricted by law and therefore any persons into whose possession this Announcement comes who are subject to the laws of any jurisdiction other than the United Kingdom and Jersey should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom or Jersey to vote their Shire Shares with respect to the Scheme at the Court Meeting, to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf or to hold or vote Takeda Shares may be affected by the laws of the relevant jurisdiction in which they are located. Any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and other persons involved in the Acquisition disclaim any responsibility or liability for any violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with Jersey law, the Takeover Code, the Market Abuse Regulation and the Disclosure and Transparency Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside Jersey.

Unless otherwise determined by Takeda or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. No person may vote in favour of the Acquisition by any use, means, instrumentality or form, and the Acquisition will not be capable of acceptance, from or within a Restricted Jurisdiction, if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from Restricted Jurisdictions, where to do so would violate the laws in that jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation) the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of the New Takeda Securities under the Acquisition to Shire Shareholders who are not resident in the United Kingdom or Jersey, or the ability of those persons to continue to hold such securities, may be affected by the laws or regulatory requirements of the relevant jurisdiction in which they are resident. Persons into whose possession this Announcement comes who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements. Shire Shareholders who are in any doubt regarding such matters should consult an appropriate independent financial adviser in their relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

The New Takeda Securities may not be offered, sold or delivered, directly or indirectly, in, into or from any Restricted Jurisdiction or to, or for the account or benefit of, any Restricted Overseas

Persons except pursuant to an applicable exemption from, or in a transaction not subject to, applicable securities laws of those jurisdictions, or otherwise permitted under applicable securities laws of those jurisdictions.

Further details in relation to Shire Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom and Jersey will be contained in the Scheme Document.

Additional information for US investors

Notice to US investors in Shire: the Acquisition relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under the Jersey Companies Law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act, and it is expected that any New Takeda Securities to be issued pursuant to the Scheme to Shire Shareholders would be issued in reliance upon the exemption from the registration requirements under the US Securities Act provided by Section 3(a)(10) thereof. Under applicable US securities laws, persons (whether or not US persons) who are or will be “affiliates” (within the meaning of Rule 144 of the US Securities Act) of Takeda prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Takeda Securities received in connection with the Acquisition. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom and Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules and the US Securities Act. If, in the future, Takeda exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and Jersey that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP.

The receipt of consideration by a US holder for the transfer of its Shire Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes. Each Shire Shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him, including under applicable United States state and local, as well as foreign and other, tax laws.

It may be difficult for US holders of Shire Shares to enforce their rights and any claim arising out of the US federal laws, since Takeda and Shire are located primarily in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction. US holders of Shire Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

New Takeda Securities issued pursuant to the Scheme will not be registered under any US state securities laws and may only be issued to persons resident in a state pursuant to an exemption from the registration requirements of the securities laws of such state.

For the purpose of qualifying for the exemption provided by Section 3(a)(10) of the US Securities Act, Shire will advise the Court that its sanctioning of the Scheme will be relied on by Takeda as an approval of the Scheme following a hearing on its fairness to Shire Shareholders, at which Court hearing all Shire Shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification will be given to all such holders.

Forward Looking Statements

This Announcement contains certain statements about Takeda and Shire that are or may be forward looking statements, including with respect to a possible combination involving Takeda and Shire. All statements other than statements of historical facts included in this Announcement may be forward looking statements. Without limitation, forward looking statements often include words such as “targets”, “plans”, “believes”, “hopes”, “continues”, “expects”, “aims”, “intends”, “will”, “may”, “should”, “would”, “could”, “anticipates”, “estimates”, “projects” or words or terms of similar substance or the negative thereof. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be pursued or consummated, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the possible combination if it is pursued, adverse effects on the market price of Takeda’s or Shire’s ordinary shares and on Takeda’s or Shire’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of Takeda’s or Shire’s ordinary shares, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement.

Additional risk factors that may affect future results are contained in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in ‘ITEM1A: Risk Factors’, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings (available at www.shire.com and www.sec.gov), the contents of which are not incorporated by reference into, nor do they form part of, this Announcement. These risk factors expressly qualify all forward-looking statements contained in this Announcement and should also be considered by the reader.

All forward-looking statements attributable to Takeda or Shire or any person acting on either company’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, neither Takeda nor Shire undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Medical information

This Announcement contains information about products that may not be available and in all countries, or may be available under different trademarks, for different indications, in different dosages, or in different strengths. Nothing contained herein should be considered a solicitation, promotion or advertisement for any prescription drugs, including the ones under development.

No profit forecasts or estimates

Unless expressly stated otherwise, nothing in this Announcement (including any statement of estimated synergies) is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share or dividend per share for Takeda or Shire, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share or dividend per share for Takeda or Shire, as appropriate.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Electronic Communications

Please be aware that addresses, electronic addresses and certain other information provided by Shire Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from Shire may be provided to Takeda during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11 of the Takeover Code.

Publication on Website and Availability of Hard Copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on Takeda’s and Shire’s websites at www.takeda.com/investors/offer-for-shire and www.shire.com respectively by no later than 12 noon (London time) on May 9, 2018, the Business Day following this Announcement. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.

Shire Shareholders may request a hard copy of this Announcement by: (i) contacting Souheil Salah during business hours on +44 (0) 203 5490660 (lines are open from 9am to 5pm (London time), Monday to Friday (excluding public holidays in England and Wales), or (ii) by submitting a request by post to Souheil Salah, One Kingdom Street, 9th Floor, Paddington, London W2 6BD, UK. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made. Shire Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under Financial Services (Jersey) Law 1998 (as amended) if you are resident in Jersey, the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX I
CONDITIONS AND FURTHER TERMS OF THE ACQUISITION

Part A: Conditions of the Scheme and the Acquisition

Long Stop Date

1	The Acquisition is conditional upon the Scheme becoming unconditional and effective, subject to the Takeover Code, by not later than the Long Stop Date.

Scheme approval

2	The Scheme will be subject to the following conditions:

2.1	its approval by a majority in number representing at least 75 per cent. of the voting rights of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) who are present and vote (and who are entitled to vote), whether in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court (or at any adjournment of any such meetings), such Court Meeting and any such separate class meeting to be held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date, if any, as may, with the consent of the Panel, be agreed by Takeda and Shire and the Court may allow);

2.2	the Shire Resolutions being duly passed by the requisite majority or majorities of Shire Shareholders at the Shire General Meeting, or at any adjournment thereof, such Shire General Meeting to be held on or before the 22nd day after the expected date of the Shire General Meeting as set out in the Scheme Document (or such later date, if any, as may, with the consent of the Panel, be agreed by Takeda and Shire and the Court may allow); and

2.3	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Shire and Takeda) and the delivery of a copy of the Court Order to the Registrar of Companies for registration.

Takeda Shareholder approval

3	The Acquisition will be conditional upon the passing at the Takeda Extraordinary General Meeting of the Takeda Resolutions.

General Conditions

4	In addition, subject as stated in Part B below and to the requirements of the Panel, the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Admission of the New Takeda Securities

(a)	Takeda having submitted an application for listing of the New Takeda Shares to the Tokyo Stock Exchange and the Local Japanese Stock Exchanges by no later than three weeks prior to the Effective Date and no objection having been received from the Tokyo Stock Exchange or the Local Japanese Stock Exchanges in relation thereto (or, if received, no such objection remaining outstanding), so that the New Takeda Shares will be admitted to listing on the Tokyo Stock Exchange and the Local Japanese Stock Exchanges with effect from their issuance and will be admitted to trading on the Tokyo Stock Exchanges and the Local Japanese Stock Exchanges by no later than 14 days after the Effective Date;

(b)	confirmation having been received by Takeda that the Takeda ADSs have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

Antitrust clearances

European Union merger control

(c)	insofar as the Acquisition falls within the scope of Council Regulation (EC) 139/2004 (the “Regulation”):

(i)	the European Commission taking a decision, on terms reasonably satisfactory to Takeda, that it shall not initiate proceedings under Article 6(1)(c) of the Regulation in relation to the Acquisition or any matter arising from or relating to the Acquisition;

(ii)	if the European Commission makes a referral under Article 9(1) of the Regulation to the competent authorities of a National Competition Authority (“NCA”) of any Member State other than the UK; that NCA taking a decision, on terms reasonably satisfactory to Takeda, of equivalent effect to that set out in sub-paragraph (i) above; and

(iii)	if the European Commission makes a referral under Article 9(1) of the Regulation to the competent UK authority (being the Competition and Markets Authority), it being established on terms satisfactory to Takeda that the Competition and Markets Authority does not intend to make a CMA Phase 2 Reference of the Acquisition or of any matter arising from or relating to the Acquisition;

United States merger control

(d)	all necessary notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the rules and regulations made thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition (including, without limitation, its implementation) and the acquisition or the proposed acquisition of any shares or other securities in, or control of, Shire by Takeda or any member of the Wider Takeda Group;

Chinese merger control

(e)

(i)	State Administration for Market Regulation (“SAMR”) issuing a notice approving the Acquisition; or

(ii)	the applicable review period pursuant to the PRC Anti-Monopoly Law, including any extension of such period, having elapsed and no prohibitions or restrictive conditions that are not on terms reasonably satisfactory to Takeda having been imposed by SAMR in relation to the Acquisition;

Japanese merger control

(f)	the waiting period under the Japanese Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of April 14, 1947, as amended) with respect to the Acquisition having expired and notification having been received from the Japan Fair Trade Commission (“JFTC”) of its decision not to issue a cease and desist order pursuant to Article 9 of JFTC Regulation No. 1 of 1953;

Brazilian merger control

(g)	Brazil’s Council for Economic Defence (“CADE”) having approved the consummation of the Acquisition unconditionally or, if approved with conditions, on such conditions as are reasonably satisfactory to Takeda, pursuant to the Brazilian competition law No 12529 of 30 November 2011, Title VII Chapter 3;

Notifications, waiting periods and Authorisations

(h)	other than in relation to the matters referred to in Conditions 4(a) to 4(g), all material notifications, filings or applications which are deemed necessary by Takeda having been made in connection with the Acquisition and all necessary waiting periods and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations deemed reasonably necessary by Takeda in any jurisdiction for or in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Shire or any other member of the Wider Shire Group by any member of the Wider Takeda Group having been obtained in terms and in a form satisfactory to Takeda from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Shire Group or the Wider Takeda Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Shire Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise effective and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General antitrust and regulatory

(i)	other than in relation to the matters referred to in Conditions 4(a) to 4(h), no antitrust regulator or other Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to:

(i)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Takeda Group or by any member of the Wider Shire Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(ii)	require any member of the Wider Takeda Group or the Wider Shire Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Shire Group or any asset owned by any Third Party (other than in the implementation of the Acquisition);

(iii)	impose any limitation on, or result in a delay in, the ability of any member of the Wider Takeda Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in Shire or on the ability of any member of the Wider Shire Group or any member of the Wider Takeda Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Shire Group, to an extent which is material in the context of the Combined Group taken as a whole or material in the context or the Acquisition;

(iv)	otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Shire Group or any member of the Wider Takeda Group;

(v)	result in any member of the Wider Shire Group or any member of the Wider Takeda Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Shire by any member of the Wider Takeda Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, materially prevent or prohibit, restrict, restrain or delay or otherwise to a material extent or otherwise materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Shire by any member of the Wider Takeda Group;

(vii)	require, prevent or materially delay a divestiture by any member of the Wider Takeda Group of any shares or other securities (or the equivalent) in any member of the Wider Shire Group or any member of the Wider Takeda Group, to an extent which is material in the context of the Combined Group taken as a whole or material in the context of the Acquisition; or

(viii)	impose any material limitation on the ability of any member of the Wider Takeda Group of any member of the Wider Shire Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Takeda Group and/or the Wider Shire Group,

and all applicable waiting and other time periods (including any extensions thereof) during which any such antitrust regulator or other Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Shire Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

(j)	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Shire Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Takeda Group of any shares or other securities (or the equivalent) in Shire or because of a change in the control or management of any member of the Wider Shire Group or otherwise, would reasonably be expected to result in, to an extent which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition:

(i)	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider Shire Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider Shire Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider Shire Group being adversely modified or adversely affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)	the rights, liabilities, obligations, interests or business of any member of the Wider Shire Group or any member of the Wider Takeda Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Shire Group or any member of the Wider Takeda Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(v)	any member of the Wider Shire Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	the value of, or the financial or trading position or prospects of, any member of the Wider Shire Group being prejudiced or adversely affected; or

(vii)	the creation or acceleration of any liability (actual or contingent) by any member of the Wider Shire Group,

and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Shire Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would result in any of the events or circumstances as are referred to in Conditions (j) to (vii);

Certain events occurring since 31 December 2017

(k)	except as Disclosed, no member of the Wider Shire Group having since 31 December 2017:

(i)	issued or agreed to issue or authorised or proposed the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Shire Shares out of treasury (except, where relevant, as between Shire and wholly owned subsidiaries of Shire or between the wholly owned subsidiaries of Shire and except for the issue or transfer out of treasury of Shire Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Shire Share Plans);

(ii)	recommended, declared, paid or made or resolved to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than (i) dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of Shire to Shire or any of its wholly owned subsidiaries and (ii) Permitted Dividends declared or paid by Shire in the ordinary course prior to the Effective Date;

(iii)	other than pursuant to the Acquisition (and except for transactions between Shire and its wholly owned subsidiaries or between the wholly owned subsidiaries of Shire and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider Shire Group taken as a whole or in the context of the Acquisition;

(iv)	except for transactions between Shire and its wholly owned subsidiaries or between the wholly owned subsidiaries of Shire, and except for transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any asset or any right, title or interest in any asset or authorised, proposed or announced any intention to do so in a manner which is material in the context of the Wider Shire Group taken as a whole or in the context of the Acquisition;

(v)	except for transactions between Shire and its wholly owned subsidiaries or between the wholly owned subsidiaries of Shire and except for transactions in the ordinary course, issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness in each case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is outside of the ordinary course and is of a long-term, unusual or onerous nature or magnitude or which is or which involves an obligation of a nature or magnitude which is materially restrictive on the Wider Shire Group taken and as a whole, and in either case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(vii)	entered into or materially varied the terms of, or made any offer (which remains open for acceptance) to enter into or materially vary the terms of any contract, service agreement, commitment or arrangement with any director or, except for salary increases, bonuses or variations of terms in the ordinary course, senior executive of Shire, other than as agreed by the Panel or agreed with Takeda;

(viii)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Shire Group which are material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition, other than in accordance with the terms of the Acquisition or as agreed by the Panel or Takeda;

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(x)	except in the ordinary course of business, waived, compromised or settled any claim by or against any member of the Wider Shire Group which is material in the context of the Wider Shire Group as a whole or material in the context of the Acquisition;

(xi)	terminated or varied the terms of any agreement or arrangement which is of a long term or unusual nature between any member of the Wider Shire Group and any other person in a manner which is materially adverse to the Wider Shire Group taken as a whole;

(xii)	made or agreed or consented to or procured any change to, or the custodian or trustee of any scheme having made a change to:

(a)	the terms of the governing documents of any pension scheme(s) established by any member of the Wider Shire Group for its directors, former directors, employees, former employees or their dependants;

(b)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(c)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(d)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition, and other than in accordance with applicable law;

(xiii)	carry out any act:

(a)	which would or could reasonably be expected to lead to the commencement of the winding up of any pension scheme(s) established by any member of the Wider Shire Group for its directors, former directors, employees, former employees or their dependants;

(b)	which would or might create a material debt owed by an employer to any such plan; or

(c)	which would or might accelerate any obligation on any employer to fund or pay additional contributions to any such plan,

to an extent which is in any such case material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(xiv)	been unable, or admitted in writing that it is unable, to pay its debts when they fall due or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business, in each case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(xv)	(other than in respect of a member of the Wider Shire Group which is dormant and was solvent at the relevant time) taken any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in any case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(xvi)	(except for transactions between Shire and its wholly owned subsidiaries or between the wholly owned subsidiaries of Shire), made, authorised, proposed or announced an intention to propose any change in its loan capital, in any case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition;

(xvii)	except for transactions between members of the Wider Shire Group and transactions entered into the ordinary course of business, entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, in any case which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition; or

(xviii)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition (k);

No adverse change, litigation, regulatory enquiry or similar

(l)	except as Disclosed, since 31 December 2017 there having been, in each case to an extent which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition:

(i)	no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Shire Group;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Shire Group or to which any member of the Wider Shire Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Shire Group;

(iii)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Shire Group having been threatened in writing, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Shire Group;

(iv)	no contingent or other liability having arisen or become apparent to Takeda which is or would be reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider Shire Group; and

(v)	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Shire Group which is necessary for the proper carrying on of its business;

No discovery of certain matters regarding information, liabilities and environmental issues

(m)	except as Disclosed, Takeda not having discovered, in each case to an extent which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition:

(i)	that any financial, business or other information concerning the Wider Shire Group publicly announced prior to the date of this Announcement by or on behalf of any member of the Wider Shire Group is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading where the relevant information has not subsequently been corrected prior to the date of this Announcement by disclosure, either publicly or otherwise to Takeda;

(ii)	that any member of the Wider Shire Group is subject to any liability, contingent or otherwise which is not Disclosed in the annual report and accounts of Shire for the financial year ended 31 December 2017;

(iii)	that any past or present member of the Wider Shire Group has failed to comply in any material respect with any applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Shire Group; or

(iv)	that there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Shire Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto;

Anti-corruption

(n)	except as Disclosed, Takeda not having discovered, in each case to an extent which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition:

(i)	any member of the Wider Shire Group or any person that performs or has performed services for or on behalf of any such company is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation; or

(ii)	any past or present member of the Wider Shire Group has engaged in any activity or business with, or made any investments in, or made any payments to any government, entity or individual covered by any of the economic sanctions administered by the United Nations or the European Union (or any of their respective member states) or the United States Office of Foreign Assets Control or any other governments or supranational body or authority in any jurisdiction;

No criminal property

(o)	except as Disclosed, Takeda not having discovered, in each case to an extent which is material in the context of the Wider Shire Group taken as a whole or material in the context of the Acquisition, any asset of any member of the Wider Shire Group that constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).

Part B: Certain further terms of the Acquisition

1	Subject to the requirements of the Panel, Takeda reserves the right to waive:

(i)	any of the Conditions set out in the above Condition 2 for the timing of the Court Meeting and the Shire General Meeting. If any such deadline is not met, Takeda will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Shire to extend the deadline in relation to the relevant Condition. In all other respects, Condition 2 cannot be waived; and

(ii)	in whole or in part, all or any of the above Conditions 4(b) to 4(o) (inclusive) (in the case of 4(b) with the prior written consent of Shire).

Conditions 3, 4(a) and 4(b) cannot be waived (in the case of 4(b) without the prior written consent of Shire). Conditions 3 and 4(a) must be fulfilled by, and Conditions 4(b) to 4(o) (inclusive) must be fulfilled or waived (in the case of 4(b) with the prior written consent of Shire) by, no later than 11.59 p.m. on the date immediately preceding the Court Sanction Hearing.

2	If Takeda is required by the Panel to make an offer for Shire Shares under the provisions of Rule 9 of the Takeover Code, Takeda may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3	The Acquisition will lapse if:

(i)	in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1) of the Regulation or makes a referral to a competent authority in the United Kingdom under Article 9(1) of the Regulation and there is then a CMA Phase 2 Reference; or

(ii)	the Acquisition or any matter arising from or relating to the Scheme or Acquisition becomes subject to a CMA Phase 2 Reference,

in each case, before the date of the Court Meeting.

4	Save where Takeda has confirmed the satisfaction or waiver of all Conditions (other than Condition 2) pursuant to the terms of the Co-operation Agreement, Takeda will be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of Conditions 4(a) to 4(o) (inclusive) by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5	The Shire Shares acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by reduction of share capital or share premium account or otherwise) made, on or after the Effective Date (other than any Permitted Dividend).

6	If, after the date of this Announcement but prior to the Effective Date, any dividend and/or other form of capital return or distribution is declared, paid or made or becomes payable by Shire, Takeda has agreed that Shire Shareholders will be entitled to receive any Permitted Dividends without any consequential reduction in the consideration payable in respect of each Shire Share (including such Shire Shares underlying the Shire ADSs) under the Acquisition. If any dividend and/or other form of capital return or distribution is authorised, declared, made or paid in respect of Shire Shares on or after the date of this Announcement and prior to the Effective Date, other than a Permitted Dividend, or in excess of a Permitted Dividend, Takeda reserves the right (without prejudice to any right Takeda may have, with the consent of the Panel, to invoke Condition 4(k)(ii) above) to reduce the consideration payable in respect of each Shire Share (including such Shire Shares underlying the Shire ADSs) by an amount equivalent to all or any part of such excess, in the case of Permitted Dividends, or otherwise by the amount of all or part of any such dividend and/or other form of capital return or distribution.

7	Takeda reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the Shire Shares and Shire ADSs by way of a Takeover Offer as an alternative to the Scheme: (i) with the consent of Shire; (ii) if a third party announces a firm intention to make an offer for the issued and to be issued ordinary share capital of Shire; (iii) if the Shire Directors have withdrawn, or adversely modified, adversely qualified or failed to provide, or they have failed to reaffirm (when requested by Takeda to do so) their unanimous and unconditional recommendation that the Shire Shareholders vote in favour of the Scheme and the Shire Resolutions (including prior to publication of the Scheme Document, their intention to do so); or (iv) other than in certain circumstances specified in the Co-operation Agreement, if the Court Meeting or Shire General Meeting is not held by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as may, with the consent of the Panel, be agreed between Takeda and Shire and the Court may allow).

8	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements. The New Takeda Securities to be issued pursuant to the Acquisition have not been and will not be registered under the US Securities Act nor under any of the relevant securities laws of any other Restricted Jurisdiction. Accordingly, the New Takeda Securities may not be offered, sold or delivered, directly or indirectly, in the United States, or any other Restricted Jurisdiction, except pursuant to exemptions from applicable requirements of any such jurisdiction, including the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof.

9	The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction.

10	The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Co-operation Agreement and any dispute or claim arising out of, or in connection with, (whether contractual or non-contractual in nature) is governed by English law (save to the extent expressly set out therein) and is subject to the jurisdiction of the courts of England and Wales. The Acquisition will be subject to the applicable requirements of Jersey law, the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the Financial Conduct Authority and the UKLA.

11	The New Takeda Shares will be issued credited as fully paid and will rank pari passu in all aspects with the Takeda Shares in issue at that time, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date.

12	Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

APPENDIX II
SOURCES OF INFORMATION AND BASES OF CALCULATION

(i)	The “Latest Practicable Date” for the purposes of this Announcement means:

•	with respect to the total number of Takeda Shares currently in issue, April 30, 2018;

•	with respect to the trading price of a Takeda Share on the Tokyo Stock Exchange, May 2, 2018; and

•	otherwise, May 4, 2018.

(ii)	As at the Latest Practicable Date, there were 913,621,638 Shire Shares in issue (excluding 7,357,283 ordinary shares held in treasury). The International Securities Identification Number for the Shire Shares is JE00B2QKY057.

(iii)	Any references to the issued and to be issued ordinary share capital of Shire are based on:

•	the 913,621,638 Shire Shares referred to in paragraph (ii) above; and

•	25,151,718 Shire Shares which may be issued on or after the date of this Announcement to satisfy the exercise of options/share appreciation rights or vesting of awards outstanding under the Shire Share Plans as at May 1, 2018, estimated based on the closing price of ¥4,535 per Takeda Share and the exchange rates of £:¥ of 147.61 and £:$ of 1.3546, as at the Latest Practicable Date; less

•	847,828 Shire Shares as at April 30, 2018 held by the Shire Employee Benefit Trust which can be used to satisfy the exercise of options/share appreciation rights or vesting of awards under the Shire Share Plans.

(iv)	As at the Latest Practicable Date, there were 794,530,136 Takeda Shares in issue (excluding 161,259 ordinary shares held in treasury), consisting of 781,110,160 ordinary shares with voting rights attached, and 13,419,976 ordinary shares in respect of which the voting rights attaching to such shares are not exercisable or which do not carry voting rights.

(v)	The value placed by the Acquisition on the entire issued and to be issued ordinary share capital of Shire is calculated:

•	by reference to an equivalent value of £49.01 per Shire Share based on the closing price of ¥4,923 per Takeda Share and the exchange rates of £:¥ of 1:151.51 and £:$ of 1:1.3945 on April 23, 2018; and

•	on the basis of the issued and to be issued share capital of Shire (as set out in paragraph (iii) above).

(vi)	The share capital of the Combined Group (being 1,581,449,654) has been calculated as the sum of:

•	794,530,136 Takeda Shares, being the number of Takeda Shares in issue as at the Latest Practicable Date; and

•	786,919,518 New Takeda Shares which would be issued pursuant to the terms of the Acquisition (being 0.839 New Takeda Shares to be issued per Shire Share multiplied by the issued and to be issued share capital of Shire as set out in paragraph (iii) above).

(vii)	The percentage of the share capital of the Combined Group that will be owned by Shire Shareholders is calculated by dividing the number of New Takeda Shares to be issued pursuant to the terms of the Acquisition referred to in paragraph (vi) above by the issued share capital of the Combined Group (as set out in paragraph (vi) above) and multiplying the resulting sum by 100 to produce a percentage.

(viii)	The market capitalisation of Takeda has been calculated:

•	by reference to the closing price of ¥4,535 per Takeda Share as at the Latest Practicable Date; and

•	on the basis of the share capital of Takeda (as set out in paragraph (iv) above).

(ix)	The pro forma market capitalisation of the Combined Group has been calculated:

•	by reference to the closing price of ¥4,535 per Takeda Share as at the Latest Practicable Date; and

•	on the basis of the share capital of the Combined Group (as set out in paragraph (vi) above).

(x)	Unless otherwise stated all prices and closing prices for Shire Shares and Takeda Shares are derived from Bloomberg.

(xi)	The volume weighted average price of a Shire Share is derived from Bloomberg by reference to the volume weighted average price over the last 30 Shire trading days up to March 23, 2018 (being the last Business Day prior to rumours of Takeda’s possible interest in an offer for Shire).

(xii)	Unless otherwise stated, the financial information relating to Shire is extracted from the audited consolidated financial statements of Shire for the financial year to December 31, 2017 and from the unaudited consolidated financial statements of Shire for the three months ended March 31, 2018, prepared in accordance with US GAAP.

(xiii)	The financial information relating to Takeda is extracted from the consolidated financial statements of Takeda for the financial year ended March 31, 2017 and the nine months ended December 31, 2017, prepared in accordance with IFRS.

(xiv)	Unless otherwise stated, where amounts are shown in both Japanese Yen and US Dollars, or converted between the aforementioned currencies, in this document, an exchange rate of $1.00:¥108.97 as at the Latest Practicable Date has been used, which has been derived from data provided by Bloomberg.

(xv)	Unless otherwise stated, where amounts are shown in both Japanese Yen and Sterling, or converted between the aforementioned currencies, in this document, an exchange rate of £1.00:¥147.61 as at the Latest Practicable Date has been used, which has been derived from data provided by Bloomberg.

(xvi)	Unless otherwise stated, where amounts are shown in both US Dollars and Sterling, or converted between the aforementioned currencies, in this document, an exchange rate of £1.00:$1.3546 as at the Latest Practicable Date has been used, which has been derived from data provided by Bloomberg.

(xvii)	The synergy numbers are unaudited and are based on analysis by Takeda’s management and on Takeda’s internal records. Further information underlying the Quantified Financial

Benefits Statement contained in this Announcement is provided in Appendix IV to this Announcement.

APPENDIX III
IRREVOCABLE UNDERTAKINGS

Irrevocable undertakings in respect of Shire Shares (including such Shire Shares represented by Shire ADSs)

Shire Directors’ Irrevocable Undertakings

Name of Shire Director	Number of Shire Shares in respect of which undertaking is given	Percentage of Shire issued share capital (excluding treasury shares) (1)
Olivier Bohuon	2,577	<0.01
Ian Clark	759 (held as ADSs)	<0.01
Thomas Dittrich	9,400	<0.01
Gail Fosler	24,435 (held as ADSs)	<0.01
Steven Gillis	4,998 (held as ADSs)	<0.01
David Ginsburg	3,255 (held as ADSs)	<0.01
Susan Kilsby	25,470	<0.01
Sara Mathew	8,622	<0.01
Flemming Ornskov	227,577 (181,677 held as ADSs)	0.02
Albert Stroucken	60,513 (held as ADSs)	<0.01
Total	367,606	0.04

Ordinary shares that are held in the form of ADSs: one ADS is equivalent to three ordinary shares of 5p each.

(1) As at the Latest Practicable Date.

The obligations of the Shire Directors under the irrevocable undertakings shall lapse and cease to have effect on and from the earlier of the following occurrences:

•	if Takeda announces that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme or Takeover Offer is announced by Takeda in accordance with Rule 2.7 of the Takeover Code at the same time;

•	in circumstances where the Acquisition is being implemented by way of the Scheme and Takeda elects to exercise its right to effect a Switch (as defined in the Co-operation Agreement) in accordance with the terms of the Co-operation Agreement, if the Offer Document has not been despatched within 28 days of the date of issue of the press announcement announcing the change in structure (or such later date as the Panel may agree);

•	on the earlier of: (i) the Long Stop Date; and (ii) the date on which the Scheme (or Takeover Offer, as applicable) lapses or is withdrawn in accordance with its terms (other than where such lapse or withdrawal: (a) is as a result of the exercise of Takeda’s right to effect a Switch (as defined in the Co-operation Agreement) in accordance with the Co-operation

Agreement; or (b) is otherwise to be followed by an announcement under Rule 2.7 of the Takeover Code made by Takeda or a person acting in concert with Takeda to implement the Acquisition by a different offer or scheme on substantially the same or improved terms and which is recommended by the Shire Directors); or

•	any competing offer for the entire issued and to be issued ordinary share capital of Shire is made which is declared wholly unconditional (if implemented by way of takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

Irrevocable undertakings in respect of Takeda Shares

Takeda Directors’ Irrevocable Undertakings

Name of Takeda Director	Number of Takeda Shares in respect of which undertaking is given	Percentage of Takeda issued share capital
Christophe Weber	81,700	0.01
Masato Iwasaki	8,996	<0.01
Yoshiaki Fujimori	1,300	<0.01
Masahiro Sakane	900	<0.01
Toshiyuki Shiga	700	<0.01
Yasuhiko Yamanaka	17,800	<0.01
Shiro Kuniya	1,700	<0.01
Koji Hatsukawa	600	<0.01
Total	113,696	0.01

The obligations of the Takeda Directors under the irrevocable undertakings shall lapse and cease to have effect on and from the earlier of the following occurrences:

•	Takeda announces that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by Takeda in accordance with Rule 2.7 of the Code at the same time;

•	the Scheme Document is not despatched on or before December 31, 2018 (or such later date as Shire and Takeda, with the consent of the Panel, may agree);

•	on the earlier of: (i) the Long Stop Date; and (ii) the date on which the Scheme (or Takeover Offer, as the case may be) lapses or is withdrawn in accordance with its terms (other than where such lapse or withdrawal: (a) is as a result of the exercise of Takeda’s right to effect a Switch (as defined in the Co-operation Agreement) in accordance with the terms of the Co-operation Agreement; or (b) is otherwise to be followed by an announcement under Rule 2.7 of the Code made by Takeda or a person acting in concert with Takeda to implement the Acquisition by a different offer or scheme on substantially the same or improved terms and which is recommended by the Shire Directors); or

•	any competing offer for the issued and to be issued ordinary share capital of Shire is made which is declared wholly unconditional (if implemented by way of takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

APPENDIX IV
STATEMENT ON QUANTIFIED FINANCIAL BENEFITS

Part A

Takeda has made the following quantified financial benefits statement in paragraph 4 of the Announcement (the “Quantified Financial Benefits Statement”):

“The Takeda Directors expect recurring pre-tax cost synergies for the Combined Group to reach a run-rate of at least $1.4 billion per annum by the end of the third fiscal year following completion of the Acquisition. Takeda expects these anticipated synergies to accrue as a direct result of the Acquisition and that they would not otherwise be achieved on a standalone basis.

Significant recurring cost synergy potential

The constituent elements of quantified cost synergies, which are expected to originate from the cost bases of both Shire and Takeda, include:

•	Manufacturing and supply: approximately 4 per cent. of the identified cost synergies are expected to be generated from savings from in-sourcing Oral Solid Dose manufacturing through Takeda excess capacity, efficiencies in operational procurement spend and reduced overheads;

•	R&D: approximately 43 per cent. of the identified cost synergies are expected to be generated from removal of duplicated R&D costs, through rationalising ongoing research and early stage pipeline programs to optimise value of R&D spend and reducing overlapping resources; and

•	Sales, marketing and administrative efficiencies: approximately 53 per cent. of the identified cost synergies are expected to be generated from the reduction of overlapping marketing presence in gastroenterology (GI) and neuroscience, consolidation of overlapping office locations, the elimination of duplicated IT systems, the optimisation of marketing and sales employee and non-employee costs and the reduction of duplicate costs across central support functions.

Realisation costs and cost dis-synergies

The Takeda Directors expect the realisation of the quantified synergies will require estimated one-off cash costs of approximately $2.4 billion incurred in the first three fiscal years following completion of the Acquisition.

The Takeda Directors do not expect any other material cost dis-synergies to arise in connection with the Acquisition.”

Further information supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Bases of Belief for the Quantified Financial Benefits Statement

Synergy planning commenced in advance of the first approach by Takeda to the Shire Board, when a Takeda synergy team was established to evaluate and assess the potential synergies available from the Acquisition and undertake an initial planning exercise.

The Takeda synergy team has engaged with senior subject matter experts in the R&D, manufacturing, finance and commercial functional areas within the Takeda organisation to provide input into the development of the cost synergy plan and identification of potential savings. This has included input from the Takeda executive leadership team.

In preparing a detailed synergy plan, the Takeda synergy team has also worked alongside and with the support of external consultants engaged by Takeda.

In preparing the Quantified Financial Benefits Statement, both Takeda and Shire have shared certain operating and financial information to facilitate an analysis in support of evaluating the potential synergies available from the Acquisition. In circumstances where data has been limited for commercial or other reasons, the Takeda synergy team has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by Takeda management's industry experience and knowledge of the existing businesses.

The baseline used for the quantified cost synergies is Shire’s budgeted cost base for the financial year ended December 31, 2018, supported where relevant by certain information from Takeda’s cost base for the financial year ended March 31, 2018 and Takeda’s budgeted cost base for the financial year ending March 31, 2019.

In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the Quantified Financial Benefits Statements, the Takeda Directors have assumed:

•	no material change in macroeconomic, political or legal conditions in the markets and regions in which Takeda or Shire operate that materially impact on the implementation or costs to achieve the proposed cost savings;

•	no material impact on the underlying operations of either company or their ability to continue to conduct their businesses;

•	no material change in current foreign exchange rates;

•	no change in tax legislation or tax rates or other legislation or regulation in the countries in which Takeda and Shire operate that could materially impact the ability to achieve any cost savings; and

•	the completion of the disposal of the oncology business by Shire, as announced by Shire on April 16, 2018.

Reports

The Takeda Board believes that the Combined Group should be able to achieve the synergies set out in the Quantified Financial Benefits Statement.

As required by Rule 28.1(a) of the Takeover Code, Deloitte LLP, as reporting accountants to Takeda, and Evercore, J.P. Morgan Cazenove and Nomura, as financial advisers to Takeda, have provided the reports required under that Rule.

Copies of these reports are included in this Appendix IV. Each of Deloitte LLP, Evercore, J.P. Morgan Cazenove and Nomura has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.

Notes

1.	The statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, or those achieved could be materially different from those estimated.

2.	No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that Takeda’s earnings in the full first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Takeda and/or Shire for the relevant preceding financial period or any other period.

3.	Due to the scale of the Combined Group, there may be additional changes to the Combined Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost savings may be materially greater or less than those estimated.

Part B
Report from Deloitte LLP

The Board of Directors

on behalf of Takeda Pharmaceutical Company Limited

1-1, Doshomachi 4-chome

Chuo-ku

Osaka

540-8645

Japan

Evercore Partners International LLP

15 Stanhope Gate

London

W1K 1LN

UK

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London

E14 5JP

UK

Nomura International plc

One Angel Lane

London

EC4R 3AB

UK

8 May 2018

Dear Sirs

RECOMMENDED OFFER FOR SHIRE PLC BY TAKEDA PHARMACEUTICAL COMPANY LIMITED (the “Offeror”)

We report on the statement made by the directors of Takeda Pharmaceutical Company Limited (the “Directors”) of synergy benefits set out in Part A of Appendix IV to the Rule 2.7 Announcement document (the “Announcement”) issued by the Offeror (the “Quantified Financial Benefits Statement” or the “Statement”). The Statement has been made in the context of the disclosures within Part A of Appendix IV setting out, inter alia, the basis of the Directors’ belief (identifying the principal assumptions and sources of information) supporting the Statement and their analysis, explanation and quantification of the constituent elements.

Responsibilities

It is the responsibility of the Directors to prepare the Statement in accordance with Rule 28 of the City Code on Takeovers and Mergers (the “Takeover Code”).

It is our responsibility to form our opinion, as required by Rule 28.1(a) of the Takeover Code, as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.

This report is given solely for the purposes of complying with Rule 28.1(a)(i) of the Takeover Code and for no other purpose. Therefore, to the fullest extent permitted by law we do not assume any other responsibility to any person for any loss suffered by any such person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the Takeover Code, consenting to its inclusion in the Announcement.

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom.

Our work included considering whether the Statement has been accurately computed based upon the disclosed bases of belief (including the principal assumptions). Whilst the bases of belief (and the principal assumptions) upon which the Statement is based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the bases of belief (or principal assumptions) adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Statement have not been disclosed or if any basis of belief (or principal assumption) made by the Directors appears to us to be unrealistic. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Quantified Financial Benefits Statement has been properly compiled on the basis stated.

Since the Statement (and the principal assumptions on which it is based) relates to the future, the actual synergy benefits achieved are likely to be different from those anticipated in the Statement and the differences may be material. Accordingly, we can express no opinion as to the achievability of the synergy benefits identified by the Directors in the Statement.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices. We have not consented to the inclusion of this report and our opinion in any registration statement filed with the SEC under the US Securities Act of 1933 (either directly or by incorporation by reference) or in any offering document enabling an offering of securities in the United States (whether under Rule 144A or otherwise). We therefore accept no responsibility to, and deny any liability to, any person using this report and opinion in connection with any offering of securities inside the United States of America or who makes a claim on the basis they had acted in reliance on the protections afforded by United States of America law and regulation.

Opinion

In our opinion, based on the foregoing, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.

Yours faithfully

Deloitte LLP

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is the United Kingdom affiliate of Deloitte NWE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL and Deloitte NWE LLP do not provide services to clients. Please see www.deloitte.com/about to learn more about our global network of member firms.

Part C
Report from Evercore, J.P. Morgan Cazenove and Nomura

The Board of Directors

Takeda Pharmaceutical Company Limited
1-1, Doshomachi 4-chome
Chuo-ku
Osaka
540-8645
Japan

8 May 2018

Dear Sirs,

Recommended offer by Takeda Limited (“Takeda”) for Shire plc (“Shire”)

We refer to the quantified financial benefits statement (the “Statement”) made by Takeda set out in Appendix IV to the Rule 2.7 announcement dated 8 May 2018 (the “Announcement”), for which the board of directors of Takeda (the “Takeda Directors”) are solely responsible under Rule 28.3 of the UK City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the assumptions, bases of calculation and sources of information referred to therein) with the Takeda Directors and those officers and employees of Takeda who developed the underlying plans as well as with Deloitte LLP (“Deloitte”) as reporting accountants. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination, or verification, of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Takeda and/or Shire, or otherwise discussed with or reviewed by us, in connection with the Statement, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any view as to the achievability of the quantified financial benefits, whether on the basis identified by the Takeda Directors in the Statement, or otherwise.

We have also reviewed the work carried out by Deloitte and have discussed with Deloitte its opinion addressed to you and us on this matter and which is set out in Part B of Appendix IV of the Announcement, and the accounting policies and bases of calculation for the Statement.

This letter is provided to you solely having regard to the requirements of, and in connection with, Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to Takeda, Shire or their shareholders or any person other than the Takeda Directors in respect of the contents of this letter. We are acting exclusively as financial advisers to Takeda and no one else in connection with the offer by Takeda for Shire and it was for the purpose of complying with Rule 28.1(a)(ii) of the Code that Takeda requested Evercore Partners International LLP, J.P. Morgan Securities plc and Nomura International plc to prepare this letter relating to the Statement. No person other than the Takeda Directors can rely on the contents of this letter, and to the fullest extent permitted by law, we expressly exclude and disclaim all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter, its contents or the work undertaken in connection with this letter or any of the results or conclusions that may be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you as the Takeda Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,

Evercore Partners International LLP, J.P. Morgan Securities plc and Nomura International plc

APPENDIX V
DEFINITIONS

The following definitions apply throughout this Announcement unless the context requires otherwise:

“Acquisition”	the proposed acquisition by Takeda of the entire issued and to be issued ordinary share capital of Shire, to be effected by means of the Scheme or, should Takeda so elect and subject to the consent of the Panel and the terms of the Co-operation Agreement, by means of a Takeover Offer and, where the context admits, any subsequent revision, variation, extension or renewal thereof
“ADR”	American Depositary Receipt evidencing American Depositary Shares
“ADS”	American Depositary Share
“Announcement”	this announcement made pursuant to Rule 2.7 of the Takeover Code
“Authorisations”	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals
“Brazil”	the Federative Republic of Brazil
“Business Day”	a day (other than a Saturday, Sunday or public holiday in London, Jersey, New York or Tokyo) on which banks are open for business in London, Jersey, New York and Tokyo
“China”	the People’s Republic of China
“Citi”	Citigroup Global Markets Limited
“Clean Team Confidentiality Agreement”	the clean team agreement described in paragraph 11 of this Announcement
“Combined Group”	the enlarged group comprising the Shire Group and the Takeda Group following completion of the Acquisition
“Competition and Markets Authority” or “CMA”	the competent UK authority, department of the government of the United Kingdom, responsible for competition
“Conditions”	the conditions to the implementation of the Acquisition, as set out in Appendix I to this Announcement and to be set out in the Scheme Document
“Confidentiality Agreement”	the confidentiality agreement described in paragraph 11 of this Announcement
“Confidentiality and Joint Defense Agreement”	the joint defense agreement described in paragraph 11 of this Announcement
“Consideration”	the consideration payable to Shire Shareholders pursuant to the Acquisition, comprising $30.33 in cash and either 0.839 New Takeda Shares or 1.678 Takeda ADSs per Shire Share, as more fully set out in paragraph 2 of this Announcement

“Court”	the Royal Court of Jersey
“Court Meeting”	the meeting or meetings of Shire Shareholders or any class or classes thereof to be convened by order of the Court pursuant to Article 125(1) of the Jersey Companies Law (notice of which will be set out in the Scheme Document) for the purpose of considering and, if thought fit, approving the Scheme, including any adjournment thereof
“Court Order”	the Act of the Court sanctioning the Scheme under Article 125 of the Jersey Companies Law
“Court Sanction Hearing”	the hearing of the Court to sanction the Scheme under Article 125 of the Jersey Companies Law
“Co-operation Agreement”	the agreement dated May 8, 2018 between Takeda and Shire relating, among other things, to the implementation of the Acquisition
“Dealing Disclosure”	has the same meaning as in Rule 8 of the Takeover Code
“Deloitte LLP”	Deloitte LLP, the United Kingdom member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, whose member firms are legally separate and independent entities
“Disclosed”	the information fairly disclosed by or on behalf of Shire: (i) in the annual report and accounts of the Shire Group for the financial year ended 31 December 2017; (ii) in this Announcement; (iii) in any other announcement to a Regulatory Information Service by, or on behalf of Shire prior to the publication of this Announcement; (iv) in writing prior to the date of this Announcement to Takeda or Takeda’s financial, accounting, tax or legal advisers (in their capacity as such); or (v) as otherwise fairly disclosed to Takeda (or its respective officers, employees, agents or advisers) prior to the date of this Announcement
“Disclosure and Transparency Rules”	the disclosure rules made by the FCA and forming part of the FCA’s handbook of rules and guidance, as amended from time to time
“Effective Date”	the date on which either (i) the Scheme becomes effective pursuant to its terms; or (ii) if Takeda elects, in accordance with the provisions of the Co-operation Agreement to implement the Acquisition, by means of a Takeover Offer, the date on which the Takeover Offer becomes or is declared wholly unconditional in all respects in accordance with the requirements of the Takeover Code
“Evercore”	Evercore Partners International LLP

“FCA” or “Financial Conduct Authority”	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000
“FDA”	the United States Food and Drug Administration
“FIEA”	the Japanese Financial Instruments and Exchange Act (Act No. 25 1948) (and any amendments thereto)
“Forms of Proxy”	the forms of proxy for use in connection with the Court Meeting and the Shire General Meeting (as applicable) which shall accompany the Scheme Document
“Goldman Sachs”	Goldman Sachs International
“IFRS”	International Financial Reporting Standards
“Japan”	Japan, its cities, prefectures, territories and possessions and all areas subject to its jurisdiction and any political sub-division thereof
“Japanese Companies Act”	the Japanese Companies Act (Act No. 86 2005) (kaisha hou)
“Jersey”	the Bailiwick of Jersey
“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended from time to time
“J.P. Morgan”	JPMorgan Securities Japan Co., Ltd., together with its affiliate J.P. Morgan Cazenove
“J.P. Morgan Cazenove”	J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove
“Latest Practicable Date”	has the meaning given in paragraph (i) of Appendix II to this Announcement
“Listing Rules”	the rules and regulations made by the Financial Conduct Authority in its capacity as the UKLA under the Financial Services and Markets Act 2000, and contained in the UKLA’s publication of the same name
“Local Japanese Stock Exchanges”	Nagoya Stock Exchange, Fukuoka Stock Exchange and Sapporo Stock Exchange
“London Stock Exchange”	London Stock Exchange plc
“Long Stop Date”	May 8, 2019 (or such later date as may be agreed in writing by Takeda and Shire (with the Panel’s consent and as the Court may approve (if such approval(s) is or are required))
“Market Abuse Regulation”	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014
“Member State”	one of the 28 states of the European Union
“Morgan Stanley”	Morgan Stanley & Co. International plc

“National Competition Authority”	the competent competition authority of any Member State other than the UK, as defined in paragraph 4(c)(ii) of Part A of Appendix I to this Announcement
“New Takeda Securities”	the New Takeda Shares or, as the case may be, the Takeda ADSs proposed to be issued to Shire Shareholders in connection with the Acquisition or in consideration for the transfer to Takeda of Shire Shares pursuant to the articles of association of Shire as amended by the Shire Resolutions
“New Takeda Shares”	the new Takeda Shares proposed to be issued to Shire Shareholders in connection with the Acquisition or in consideration for the transfer to Takeda of Shire Shares pursuant to the articles of association of Shire as amended by the Shire Resolutions
“Nomura”	Nomura International plc
“NYSE”	the New York Stock Exchange
“Offer Document”	should the Acquisition be implemented by way of a Takeover Offer, the offer document published by or on behalf of Takeda in connection with the Takeover Offer containing, inter alia, the terms and conditions of the Takeover Offer
“Offer Period”	the Offer Period (as defined by the Takeover Code) relating to Shire, which commenced on March 28, 2018
“Official List”	the Official List maintained by the UKLA
“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Takeover Code
“Panel”	the Panel on Takeovers and Mergers
“Permitted Dividend”	has the meaning given to it in paragraphs 2 and 18.1 of this Announcement
“PRC Anti-Monopoly Law”	the Anti-Monopoly Law of the People’s Republic of China
“Quantified Financial Benefits Statement”	the statements of estimated cost savings and synergies arising out of the Acquisition set out in Appendix IV to this Announcement
“Registrar of Companies”	the Registrar of Companies in Jersey
“Regulation”	has the meaning given to it in paragraph 4(c) of Part A of Appendix I to this Announcement
“Regulatory Conditions”	means the Conditions set out in paragraphs 4(c) to 4(i) (inclusive) and 4(l) of Part A of Appendix I to this Announcement (if and to the extent that, in the case of paragraphs 4(h), 4(i) and 4(l), the relevant “Third Party” under the Conditions is a Relevant Authority
“Regulatory Information Service”	any of the services set out in Appendix 1 to the Listing Rules

“Relevant Authority”	means any central bank, ministry, governmental, quasi-governmental (including the European Union), supranational, statutory, regulatory or investigative body or authority (including any national or supranational anti-trust or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction
“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Shire Shareholders in that jurisdiction
“Restricted Overseas Person”	Shire Shareholders resident in, or nationals or citizens of, a Restricted Jurisdiction or who are nominees or custodians, trustees or guardians for, citizens, residents or nationals of a Restricted Jurisdiction
“Scheme”	the proposed scheme of arrangement under Article 125 of the Jersey Companies Law between Shire and the Shire Shareholders to implement the acquisition of Shire by Takeda, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Shire and Takeda
“Scheme Court Sanction Hearing”	the hearing of the Court to sanction the Scheme pursuant to Article 125 of the Jersey Companies Law and any adjournment, postponement or reconvening thereof
“Scheme Document”	the document to be dispatched to Shire Shareholders and persons with information rights setting out, among other things, the details of the Acquisition, the explanatory statement required under Article 126 of the Jersey Companies Law, the full terms and conditions of the Scheme and containing the notices convening the Court Meeting and the Shire General Meeting (including any supplementary scheme document)
“Scheme Record Time”	the time and date specified as such in the Scheme Document
“Scheme Shareholder”	a holder of Scheme Shares
“Scheme Shares”	(i) the Shire Shares in issue at the date of the Scheme Document;

(ii)        any Shire Shares issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(iii)       any Shire Shares issued at, or after, the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, in each case excluding any Shire Shares held in treasury and any Shire Shares beneficially held by Takeda or any other member of the Takeda Group

“Scheme Voting Record Time”	the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 pm on the day which is two days before the Court Meeting or, if the Court Meeting is adjourned, 6.00 pm on the day which is two days before the date of such adjourned Court Meeting
“Settlement Date”	the date which will be specified as such in the Scheme Document, or such other date as may be agreed between Takeda and Shire, being no later than 14 days after the Effective Date
“Shire”	Shire plc
“Shire ADSs”	American Depositary Shares, each of which represents three Shire Shares
“Shire Board”	the Shire Directors collectively
“Shire Deposit Agreement”	the deposit agreement, including the form of American Depositary Receipt for American Depositary Shares representing Shire Shares attached thereto, setting forth the terms of the Shire ADSs
“Shire Depositary”	Citibank, NA, or the depositary from time to time for the Shire ADSs pursuant to the Shire Deposit Agreement
“Shire Directors”	the directors of Shire as at the date of this Announcement or, where the context requires, the directors of Shire from time to time
“Shire General Meeting”	the general meeting of Shire Shareholders (including any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering, and, if thought fit, approving, the Shire Resolutions
“Shire Group”	Shire and its subsidiaries and subsidiary undertakings from time to time and, where the context permits, each of them
“Shire Meetings”	the Court Meeting and the Shire General Meeting

“Shire Share Plans”	the Shire Long Term Incentive Plan 2015, the Shire Global Employee Stock Purchase Plan, the Shire Sharesave Scheme 2008, the Shire UK Sharesave Plan 2015, the Shire Irish Employee Stock Purchase Plan 2008, the Shire Irish Sharesave Plan 2015, the Shire Deferred Bonus Plan 2015, the Shire Portfolio Share Plan and the options and restricted stock units over ADSs and Shire Shares that were originally granted over shares in Baxalta Inc and are governed by the rules of the Baxalta Incorporated 2015 Incentive Plan and the Governing Terms of the Substitute Awards
“Shire Resolutions”	such shareholder resolutions of Shire as are necessary to enable Shire to approve, implement and effect the Scheme and the Acquisition, including (without limitation) a resolution to amend the articles of association of Shire by the adoption of a new article under which any Shire Shares issued or transferred after the Shire General Meeting shall either be subject to the Scheme or (after the Effective Date) shall be immediately transferred to Takeda (or as it may direct) in exchange for the same consideration as is due under the Scheme
“Shire Shareholders”	the holders of Shire Shares, which shall include if the context requires, holders of Shire ADSs
“Shire Shares”	the existing unconditionally allotted or issued and fully paid ordinary shares of 5 pence each in the capital of Shire and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes effective
“Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital of such undertaking
“Takeda”	Takeda Pharmaceutical Company Limited
“Takeda ADSs”	American Depositary Shares, each of which will represent 0.5 Takeda Shares
“Takeda Board”	the board of directors of Takeda or the directors of Takeda collectively, as the context requires
“Takeda Directors”	the directors of Takeda as at the date of this Announcement or, where the context requires, the directors of Takeda from time to time
“Takeda Extraordinary General Meeting”	the extraordinary general meeting of Takeda to be convened in connection with the Acquisition, notice of which will be sent out in the Takeda Shareholder Documents, including any adjournment thereof
“Takeda Group”	Takeda and its subsidiaries and subsidiary undertakings from time to time and, where the context permits, each of them

“Takeda Resolutions”	the resolutions to be tabled at the Takeda Extraordinary General Meeting in order to approve, implement and effect the Acquisition and the issue of the New Takeda Shares
“Takeda Shareholders”	the holders of Takeda Shares, which shall include if the context requires, holders of Takeda ADSs
“Takeda Shareholder Documents”	the convocation of meeting, and its supporting attachments, relating to the issue of New Takeda Shares to be sent to the Takeda Shareholders and made available to Shire Shareholders and containing amongst other things, the notice convening the Takeda Extraordinary General Meeting and information on Takeda, the Combined Group and the New Takeda Securities
“Takeda Shares”	the allotted and issued and fully paid ordinary shares in the capital of Takeda
“Takeover Code”	the City Code on Takeovers and Mergers
“Takeover Offer”	if, subject to the consent of the Panel and the terms of the Co-operation Agreement, the Acquisition is implemented by way of a takeover offer as defined in Article 116 of the Jersey Companies Law, the offer to be made by or on behalf of Takeda to acquire the entire issued and to be issued ordinary share capital of Shire and, where the context admits, any subsequent revision, variation, extension or renewal of such offer
“Tokyo Stock Exchange” or “TSE”	Tokyo Stock Exchange, Inc.
“Third Party”	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction
“Transaction Documents”	the Scheme Document and the Takeda Shareholder Documents
“UKLA”	the UK Listing Authority, being the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000
“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland
“United States” or “US”	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof
“US Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“US GAAP”	Generally Accepted Accounting Principles (United States)
“US Securities Act”	the United States Securities Act of 1933, and the rules and regulations promulgated thereunder
“Wider Shire Group”	Shire and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Shire and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest
“Wider Takeda Group”	Takeda and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Takeda and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest

For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the UK Companies Act 2006 (as amended from time to time).

All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.

All reference to “JPY”, “JP¥”, “¥” and “Japanese Yen” are to the lawful currency of Japan.

All references to “US$”, “$” and “US Dollars” are to the lawful currency of the United States.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.